
                               TABLE OF CONTENTS
(S)1.  DEFINITIONS OF RULES OF INTERPRETATION................................  2
       (S)1.1.  Definitions..................................................  2
       (S)1.2.  Rules of Interpretation...................................... 18

(S)2.  REVOLVING CREDIT FACILITY............................................. 18
       (S)2.1.  Commitment to Lend; Limitation on Total Commitment........... 18
       (S)2.2.  Reduction of Commitment...................................... 19
       (S)2.3.  The Notes.................................................... 20
       (S)2.4.  Interest on Loans............................................ 21
       (S)2.5.  Requests for Loans........................................... 21
       (S)2.6.  Conversion Options........................................... 22
       (S)2.7.  Funds for Loans.............................................. 23
       (S)2.8.  Reallocation of Loans on Effective Date...................... 23

(S)3.  REPAYMENT OF THE LOANS................................................ 24
       (S)3.1.  Maturity; Term Extension Option.............................. 24
       (S)3.2.  Mandatory Repayments of Loan................................. 24
       (S)3.3.  Optional Repayments of Loans................................. 24

(S)4.  CERTAIN GENERAL PROVISIONS............................................ 26
       (S)4.1.  Revolving Credit Facility Fees and Agent's Fee............... 26
       (S)4.2.  Commitment Fee............................................... 26
       (S)4.3.  Funds for Payments........................................... 26
       (S)4.4.  Computations................................................. 27
       (S)4.5.  Additional Costs, Etc........................................ 27
       (S)4.6.  Capital Adequacy............................................. 28
       (S)4.7.  Certificate.................................................. 29
       (S)4.8.  Indemnity.................................................... 29
       (S)4.9.  Interest on Overdue Amounts.................................. 29
       (S)4.10. Inability to Determine Eurodollar Rate....................... 29
       (S)4.11. Illegality................................................... 30
       (S)4.12. Replacement of Banks......................................... 30

(S)5.  UNENCUMBERED PROPERTIES; NO LIMITATION ON RECOURSE.................... 30
       (S)5.1.  Listing of Unencumbered Properties........................... 30
       (S)5.2.  Waivers by Requisite Banks................................... 30
       (S)5.3.  Rejection of Unencumbered Properties......................... 31
       (S)5.4.  Change in Circumstances...................................... 31
       (S)5.5.  No Limitation on Recourse.................................... 31


       (S)5.6.  Additional Guarantor Subsidiaries............................ 31

(S)6.  REPRESENTATIONS AND WARRANTIES........................................ 31
       (S)6.1.  Authority; Etc............................................... 31
       (S)6.2.  Governmental Approvals....................................... 33
       (S)6.4.  Financial Statements......................................... 33
       (S)6.5.  No Material Changes, Etc..................................... 34
       (S)6.6.  Franchises, Patents, Copyrights, Etc......................... 34
       (S)6.7.  Litigation................................................... 34
       (S)6.8.  No Materially Adverse Contracts, Etc......................... 34
       (S)6.9.  Compliance With Other Instruments, Laws, Etc................. 35
       (S)6.10. Tax Status................................................... 35
       (S)6.11. Event of Default............................................. 35
       (S)6.12. Investment Company Act....................................... 35
       (S)6.13. Absence of Financing Statements, Etc......................... 35
       (S)6.14. Status of the Company........................................ 35
       (S)6.15. Certain Transactions......................................... 35
       (S)6.16. Benefit Plans: Multiemployer Plans:
                 Guaranteed Pension Plans.................................... 36
       (S)6.17. Regulations U and X.......................................... 36
       (S)6.18. Environmental Compliance..................................... 36
       (S)6.19. Subsidiaries and Affiliates.................................. 38
       (S)6.20. Loan Documents............................................... 38
       (S)6.21. Buildings on the Unencumbered Properties..................... 38

(S)7.  AFFIRMATIVE COVENANTS OF THE BORROWER................................. 38
       (S)7.1.  Punctual Payment............................................. 38
       (S)7.2.  Maintenance of Office........................................ 38
       (S)7.3.  Records and Accounts......................................... 38
       (S)7.4.  Financial Statements, Certificates and Information........... 38
       (S)7.5.  Notices...................................................... 40
       (S)7.6.  Existence; Maintenance of REIT Status;
                 Maintenance of Properties................................... 41
       (S)7.7.  Insurance.................................................... 42
       (S)7.8.  Taxes........................................................ 42
       (S)7.9.  Inspection of Properties and Books........................... 42
       (S)7.10. Compliance with Laws, Contracts, Licenses, and Permits....... 42
       (S)7.11. Use of Proceeds.............................................. 43
       (S)7.12. Discharges of Liens on Unencumbered Properties............... 43
       (S)7.13. Notices of Significant Transactions.......................... 43
       (S)7.14. Further Assurance............................................ 44
       (S)7.15. Environmental Indemnification................................ 44
       (S)7.16. Response Actions............................................. 44
       (S)7.17. Employee Benefit Plans....................................... 44
       (S)7.18. Required Interest Rate Contracts............................. 45

(S)8.  CERTAIN NEGATIVE COVENANTS OF THE BORROWER............................ 45


       (S)8.1    Restrictions on Recourse Indebtedness....................... 45
       (S)8.2.   Restrictions on Investments................................. 47
       (S)8.3.   Merger, Consolidation and Other Fundamental Changes......... 47
       (S)8.4.   Sale and Leaseback.......................................... 48
       (S)8.5.   Compliance with Environmental Laws.......................... 48
       (S)8.6.   Distributions............................................... 48

(S)9.  FINANCIAL COVENANTS OF THE BORROWER................................... 48
       (S)9.1.   Value of All Unencumbered Properties........................ 48
       (S)9.2.   Minimum Debt Service Coverage............................... 49
       (S)9.3.   Total Liabilities to Total Assets........................... 49
       (S)9.4.   Total Liabilities minus Subordinated Indebtedness to
                  Total Assets............................................... 49
       (S)9.5.   Maximum Secured Debt........................................ 49
       (S)9.6.   Minimum Tangible Net Worth.................................. 49
       (S)9.7.   Total Operating Cash Flow to Interest Expense............... 49
       (S)9.8.   Total Operating Cash Flow to Senior Interest Expense........ 49
       (S)9.9.   EBITDA to Fixed Charges..................................... 49
       (S)9.10.  Aggregate Occupancy Rate.................................... 49

(S)10. CONDITIONS TO EFFECTIVENESS........................................... 49
       (S)10.1.  Loan Documents.............................................. 50
       (S)10.2.  Certified Copies of Organization Documents; Good
                  Standing Certificates...................................... 50
       (S)10.3.  By-laws; Resolutions........................................ 50
       (S)10.4.  Incumbency Certificate; Authorized Signers.................. 50
       (S)10.5.  Opinions of Counsel Concerning Organization
                  and Loan Documents......................................... 50
       (S)10.6.  Payment of Fees............................................. 50

(S)11. CONDITIONS TO ALL BORROWINGS.......................................... 51
       (S)11.1.  Representations True; No Event of Default; Compliance
                  Certificate................................................ 51
       (S)11.2.  No Legal Impediment......................................... 51
       (S)11.3.  Governmental Regulation..................................... 51
       (S)11.4.  Proceedings and Documents................................... 51

(S)12. EVENTS OF DEFAULT; ACCELERATION; ETC.................................. 51
       (S)12.1.  Events of Default and Acceleration.......................... 51
       (S)12.2.  Termination of Commitments.................................. 54
       (S)12.3.  Remedies.................................................... 54
       (S)12.4.  Distribution of Enforcement Proceeds........................ 55

(S)13. SETOFF................................................................ 55

(S)14. THE AGENT............................................................. 56
       (S)14.1.  Authorization............................................... 56
       (S)14.2.  Employees and Agents........................................ 56
       (S)14.3.  No Liability................................................ 56


       (S)14.4.  No Representations.......................................... 56
       (S)14.5.  Payments.................................................... 57
       (S)14.6.  Holders of Notes............................................ 58
       (S)14.7.  Indemnity................................................... 58
       (S)14.8.  Agent as Bank............................................... 58
       (S)14.9.  Resignation................................................. 58
       (S)14.10. Notification of Defaults and Events of Default.............. 59
       (S)14.11. Duties in the Case of Enforcement........................... 59

(S)15. EXPENSES.............................................................. 60

(S)16. INDEMNIFICATION....................................................... 60

(S)17. SURVIVAL OF COVENANTS, ETC............................................ 61

(S)18. ASSIGNMENT; PARTICIPATIONS; ETC....................................... 61
       (S)18.1.  Conditions to Assignment by Banks........................... 61
       (S)18.2.  Certain Representations and Warranties;
                  Limitations; Covenants..................................... 62
       (S)18.3   Register.................................................... 63
       (S)18.4.  New Notes................................................... 63
       (S)18.5.  Participations.............................................. 64
       (S)18.6.  Pledge by Lender............................................ 64
       (S)18.7.  No Assignment by Borrower................................... 65
       (S)18.8.  Disclosure.................................................. 65

(S)19. NOTICES, ETC.......................................................... 65

(S)20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.................... 65

(S)21. HEADINGS.............................................................. 66

(S)22. COUNTERPARTS.......................................................... 66

(S)23. ENTIRE AGREEMENT...................................................... 66

(S)24. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS........................ 66

(S)25. CONSENTS, AMENDMENTS, WAIVERS, ETC.................................... 67

(S)26. SEVERABILITY.......................................................... 67

(S)27. ACKNOWLEDGMENTS....................................................... 67

Exhibit A       Form of Note
Exhibit B       Form of Loan Request
Exhibit C       Form of Compliance Certificate
Exhibit D       Opinion Requirements
Exhibit E       Form of Assignment and Acceptance

Schedule 1      Banks; Domestic and Eurodollar Lending Offices
Schedule 1.1    Unencumbered Properties
Schedule 1.2    Commitments and Commitment Percentages
Schedule 1.3    Related Companies, Guarantor Subsidiaries and Permitted Joint
                 Ventures
Schedule 6.3    Title to Properties
Schedule 6.7    Litigation
Schedule 6.15   Insider Transactions
Schedule 6.18   Environmental Matters
Schedule 6.21   Building Structural Defects, etc.
Schedule 7.18   Interest Rate Contracts
Schedule 8.2(d) Investments

                      AMENDED AND RESTATED LOAN AGREEMENT


     This AMENDED AND RESTATED LOAN AGREEMENT is made as of the 16th day of June, 1997, by and among LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the "Borrower"), LIBERTY PROPERTY TRUST, a Maryland trust (the "Company") and BANKBOSTON, N.A., a national banking association ("BankBoston"), PNC BANK, NATIONAL ASSOCIATION, a national banking association ("PNC" or "Document Agent"), DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, a German bank ("Dresdner" or a "Co-Agent"), KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank" or a "Co-Agent"), CORESTATES BANK, N.A., a national banking association ("CoreStates"), CRESTAR BANK, a Virginia banking corporation ("Crestar"), SUMMIT BANK, a New Jersey banking corporation ("Summit"), COMERICA BANK, a Michigan banking corporation ("Comerica") (BankBoston, PNC, Dresdner, KeyBank, CoreStates, Crestar, Summit, Comerica and the other lending institutions which are listed from time to time on Schedule 1 are collectively hereinafter, the "Banks") and BANKBOSTON, N.A., as agent for itself and such other lending institutions (the "Agent").

     WHEREAS, BankBoston provided an unsecured revolving credit facility in the maximum amount of $325,000,000 (the "Facility") to the Borrower pursuant to a Loan Agreement among the Borrower, the Company and BankBoston dated May 16, 1997 and having an effective date of May 20, 1997 (the "Existing Agreement"), and Borrower used the initial advance of loan proceeds under such facility to pay certain secured indebtedness as necessary to discharge liens on the real property listed on Schedule 1.1 hereto;

     WHEREAS, as contemplated by the Existing Agreement, pursuant to a syndication undertaken by BankBoston and its affiliate, BancBoston Securities, Inc. certain lending institutions have agreed to become Banks and provide the Core Commitment and the Additional Commitment as set forth on the signature pages hereto and on Schedule 1.2 hereto;

     WHEREAS, on the Effective Date each of the Banks other than BankBoston (collectively the "Syndication Banks") will advance to BankBoston its Commitment Percentage of the Loans in the aggregate amount of $172,000,000 outstanding on the Effective Date; and

     WHEREAS, the parties hereto desire to amend and restate the Existing Agreement in its entirety such that after the Effective Date the Facility shall be subject to the terms and conditions set forth herein;

     NOW, THEREFORE, to accomplish these purposes, the Agent, the Borrower, the Company and the Banks hereby amend and restate the Existing Agreement in its entirety and agree as follows:

(S)1.  DEFINITIONS OF RULES OF INTERPRETATION

       (S) 1.1. Definitions. The following terms shall have the meanings set forth in this (S)1 or elsewhere in the provisions of this Agreement referred to below:

       Additional Commitment. The portion (if any) of each Bank's Commitment which will be retired on the Commitment Reduction Date if the Borrower exercises the Commitment Reduction Option.

       Additional Commitment Banks. Those Banks which provide an Additional Commitment.

       Affiliated Banks. Any commercial bank which is (i) the parent corporation of any of the Banks, (ii) a wholly-owned subsidiary of any of the Banks or (iii) a wholly-owned subsidiary of the parent corporation of any of the Banks.

       Agent. BankBoston, N.A. acting in its capacity as agent for the Banks or any successor agent.

       Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

       Aggregate Occupancy Rate. With respect to the Unencumbered Properties at any time, the ratio, as of such date, expressed as a percentage, of (i) the net leasable area of all Unencumbered Properties leased to tenants paying rent pursuant to Leases other than Leases which are in material default, to (ii) the aggregate net leasable area of all Unencumbered Properties, excluding from both
(i) and (ii) the net leasable area of buildings under construction prior to the date of substantial completion of such construction.

       Agreement. This Amended and Restated Loan Agreement, including the Schedules and Exhibits hereto.

       Applicable Margin. As of any date of determination:

       (i) 0.90%, if the Moody's Rating is at least Baal and the S&P Rating is at least BBB+,

       (ii) 1.00%, if the Moody's Rating is at least Baa2 and the S&P Rating is at least BBB but the condition set forth in clause (i) of this
                                                         ----------
             definition is not satisfied,

       (iii) 1.10%, if the Moody's Rating is at least Baa3 and the S&P Rating is at least BBB- but neither the condition set forth in clause (i) of
                                                                  ----------
             this definition, nor the condition set forth in clause (ii) of this
                                                             -----------
             definition, is satisfied,

     (iv) 1.25%, if (A) the Moody's Rating is lower than Baa3 (or if there is no Moody's Rating) or the S&P Rating is lower than BBB- (or if there is no S&P Rating) and (B) Total Liabilities are less than 50% of Total Assets, or

     (v)     1.35% if the condition set forth in clause (iv)(A) of this
                                                 --------------
             definition exists and Total Liabilities equal or exceed 50% of Total Assets.

Any change in the Applicable Margin caused by a change in the ratio of Total Liabilities to Total Assets shall become effective on the first day following the end of the fiscal quarter at which such ratio was computed and any additional interest due or credit for overpayment shall be made on the first Interest Payment Date following the delivery of the first Compliance Certificate which reflects such change in said ratio above or below the 50% level. The Applicable Margin is 1.25% during the period from the Facility Closing Date through June 30, 1997 based on the ratio of Total Liabilities to Total Assets of 48.02% as of March 31, 1997. Any change in the Applicable Margin caused by a change in the Moody's Rating or the S&P Rating shall become effective on the first day following the Agent's receipt of notice of such change.

     Assignment and Acceptance. See (S)18.

     Balance Sheet Date. December 31, 1996.

     Banks. BankBoston and the other lending institutions listed from time to time on Schedule 1 hereto and any other Person who becomes an assignee of any rights of a Bank pursuant to (S)18 or a Person who acquires all or substantially all of the stock or assets of a Bank.

     Base Rate. The higher of (a) the annual rate of interest announced from time to time by BankBoston at the Agent's Head Office as its "base rate", and
(b) one half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.

     BankBoston. See preamble.

     BankBoston Secured Revolver. The revolving line of credit in the maximum amount of $100,000,000 with a maturity date of December 13, 1997 provided to the Borrower by BankBoston, PNC, CoreStates and Dresdner pursuant to a Loan Agreement dated December 13, 1996, as amended by First Amendment dated March 11, 1997.

     Borrower. As defined in the preamble hereto.

     Buildings. The buildings, structures and other improvements now or hereafter located on the Unencumbered Properties.

     Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

     Capitalized Leases. Leases under which the Borrower is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the Borrower in accordance with generally accepted accounting principles.

     CERCLA. See (S)6.18.

     Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

     Commitment. With respect to each Bank, the amount set forth from time to time on Schedule 1.2 hereto as the amount of such Bank's commitment to make Loans to the Borrower. During the Initial Period each Bank's Commitment is allocated between its Core Commitment and its Additional Commitment as set forth from time to time on Schedule 1.2.

     Commitment Percentage. With respect to each Bank, the percentage set forth from time to time on Schedule 1.2 hereto as such Bank's percentage of the Total Commitment. If Borrower exercises its option to reduce the Total Commitment pursuant to (S)2.2(a), the Commitment Percentages of the Banks will change effective upon the Commitment Reduction Date.

     Commitment Reduction Date. See (S)2.2(a).

     Commitment Reduction Option. The Borrower's option to reduce the Total Commitment by $100,000,000 by retiring the Additional Commitments pursuant to
(S)2.2(a).

     Commitment Reduction Paydown. See (S)2.2(b).

     Company. See preamble.

     Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with (S)2.6.

     Core Commitment. The portion of each Bank's Commitment which will not be retired on the Commitment Reduction Date if the Borrower exercises the Commitment Reduction Option.

     Default. See (S)12.1.

     Delinquent Bank. See (S)14.5(c).

     Distribution. The declaration or payment of any dividend or distribution of cash or cash equivalents to the shareholders of the Company or the limited partners of the Borrower, or any distribution to any officer, employee or director of the Borrower or the Company, other than employee compensation consistent with past practices.

     Dollars or $. Dollars in lawful currency of the United States of America.

     Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or continued in accordance with (S)2.6.

     EBITDA. The Borrower's earnings before interest, taxes, depreciation and amortization, as determined in accordance with generally accepted accounting principles.

     Effective Date. The date upon which this Agreement shall become effective pursuant to (S)10. Unless the Agent notifies the Borrower and the Banks that some other date is the Effective Date, the Effective Date shall be the date set forth on the first page of this Agreement.

     Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with generally accepted accounting principles; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (d) the central bank of any country which is a member of the OECD. Notwithstanding anything to the contrary, the term Eligible Assignee shall exclude any Person controlling, controlled by or under common control with, the Borrower or the Company.

     Employee Benefit Plan. Any employee benefit plan within the meaning of (S)3
(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

     Environmental Laws. See (S)6.18(a).

     ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

     ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under (S)414 of the Code.

     ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of (S)4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

     Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the maximum rate (expressed as a decimal) at which any of the Banks would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining Eurodollar Rate Loans.

     Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient (rounded upwards to the nearest 1/16 of one percent) of (a) the rate at which the Agent is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in an interbank eurodollar market where the eurodollar and foreign currency and exchange operations of the Agent are customarily conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

     Eurodollar Rate Loans. Loans bearing interest calculated by reference to the Eurodollar Rate.

     Event of Default. See (S)12.1.

     Existing Agreement. See recitals.

     Facility. The unsecured revolving line of credit loan facility provided to the Borrower pursuant to the Existing Agreement and this Agreement.

     Facility Closing Date. May 20, 1997

     Fixed Charges. With respect to any fiscal period of the Borrower, an amount equal to the sum of (i) Interest Expense, (ii) regularly scheduled installments of principal payable with respect to all Indebtedness of Borrower, (iii) current maturities on Recourse Indebtedness not refinanced with Loans hereunder or other replacement Indebtedness or otherwise repaid plus (iv) all dividend payments due to the holders of any preferred stock of the Company and all distributions due to the holders of any limited partnership interests in the Borrower other than limited partner distributions based on the per share dividend paid on the common stock of the Company.

     Fixed Rate Prepayment Fee. See (S)3.3.

     Funds From Operations. With respect to any fiscal period of the Borrower, an amount equal to the Borrower's Funds From Operations determined in accordance with the definition approved by the National Association of Real Estate Investment Trusts.

     GECC Line of Credit. See (S)7.12.

     Generally Accepted Accounting Principles. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Borrower adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

     Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of (S)3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

     Guarantor. Each of the Company and the Guarantor Subsidiaries.

     Guarantor Subsidiaries. The partnerships and corporations designated as Guarantor Subsidiaries on Schedule 1.3 hereto and any other partnerships or corporations which are at least 85% owned by Borrower and which execute and deliver a Guaranty.

     Guaranty. The Unconditional Guaranty of Payment and Performance from each Guarantor to the Agent pursuant to which such Guarantor has guaranteed the Obligations.

     Hazardous Substances. See (S)6.18(b).

     Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, including in any event the following whether or not so classified: (a) the Obligations, (b) all debt and similar monetary obligations for borrowed money, whether direct or indirect; (c) all liabilities secured by any mortgage, pledge, negative pledge, security interest, lien, negative lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness or obligations of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; and (e) joint venture and partnership obligations, contingent or otherwise of the type set forth in (a) through (d) above.

     Initial Period. The period beginning on the Facility Closing Date and ending on the earlier of (i) December 15, 1997 or (ii) the Commitment Reduction Date.

     Interest Expense. With respect to any fiscal period of the Borrower, an amount equal to the sum of the following with respect to all Indebtedness (including without limitation Subordinated Indebtedness) of the Borrower and the Related Companies: (i) total interest expense, accrued in accordance with generally accepted accounting principles plus (ii) all capitalized interest determined in accordance with generally accepted accounting principles, plus
(iii) the amortization of deferred financing costs.

     Interest Payment Date. As to any Base Rate Loan or Eurodollar Rate Loan, the first day of each calendar month.

     Interest Period. With respect to each Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrower in a Loan Request
(i) for any Base Rate Loan, the day on which such Base Rate Loan is paid in full or converted to a Eurodollar Rate Loan; and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

          (A) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Eurodollar Business Day, that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day;

          (B) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (C) if the Borrower shall fail to give notice as provided in (S)2.6, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

          (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

          (E) the Borrower may not select any Interest Period relating to any Eurodollar Rate Loan that would extend beyond the Maturity Date, or if the Term Extension Option is exercised, the Term Extension Maturity Date.

     Interest Rate Contracts. Interest rate swap, cap or similar agreements providing for interest rate protection.

     Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock, partnership or membership interests or Indebtedness of; or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

       Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in the Buildings on the Unencumbered Properties by persons other than the owner thereof.

       Lien. Any lien, encumbrance, mortgage, deed of trust, pledge, restriction or other security interest. If title to any Real Estate Asset is held by a Subsidiary of Borrower then any pledge or assignment of Borrower's stock, partnership interest, limited liability company interest or other ownership interest in such Subsidiary shall be deemed to be a Lien on the Real Estate Assets owned by such Subsidiary.

       Loan Documents. This Agreement, the Notes, the Guaranties and any and all other agreements, documents and instruments now or hereafter evidencing, securing or otherwise relating to the Loans.

       Loan Request. See (S)2.5.

       Loans. Loans made or to be made by the Banks to the Borrower pursuant to
(S)2, including without limitation, the Loans made by BankBoston pursuant to the Existing Agreement prior to the Effective Date and reallocated among the Bank pursuant to (S)2.8.

       Material Adverse Effect means a material adverse effect on (i) the business, Unencumbered Properties, results of operations or financial condition of the Borrower and the Related Companies taken as a whole or (ii) the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents or the remedies or material rights of the Agent or the Banks thereunder.

       Maturity Date. May 20, 1999, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

       Maximum Loan Amount. Maximum Loan Amount shall mean the least of the following: (i) the maximum amount of Loans which may be outstanding without causing a violation of Section 9.1; (ii) the maximum amount of Loans which may be outstanding without causing a violation of Section 9.2; and (iii) the Total Commitment.

       Moody's Rating. The rating for Borrower's senior long-term unsecured debt assigned by Moody's Investors Services, Inc. or its successors.

       Multiemployer Plan. Any multiemployer plan within the meaning of (S)3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

       Net Offering Proceeds. All cash proceeds received after the date hereof by the Borrower or the Company as a result of the sale of common, preferred or other classes of stock of the

Company or the issuance of limited partnership interests in the Borrower less customary costs and discounts of issuance paid by Company or Borrower in connection therewith.

       Net Operating Income. With respect to any fiscal period of the Borrower and with respect to any one or more of the Real Estate Assets, the total rental and other operating income from the operation of such Real Estate Assets after deducting all expenses and other proper charges incurred by the Borrower in connection with the operation of such Real Estate Assets during such fiscal period, including, without limitation, property operating expenses, real estate taxes and bad debt expenses, but before payment or provision for Fixed Charges, income taxes, and depreciation, amortization, and other non-cash expenses, all as determined in accordance with generally accepted accounting principles. In the case of Real Estate Assets owned by Related Companies which are not wholly-owned by Borrower, Net Operating Income shall be reduced by the amount of cash flow of such Related Company allocated for distribution to the minority owners of such Related Company. With respect to Real Estate Assets located outside of the United States, Net Operating Income shall be converted from the currency in which the applicable income and expenses are paid to Dollars using the currency exchange rates in effect as of the end of the applicable fiscal period.

       Notes. See (S)2.3.

       Obligations. All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Notes or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law of otherwise.

       Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

       PBGC. The Pension Benefit Guaranty Corporation created by (S)4002 of ERISA and any successor entity or entities having similar responsibilities.

       Permitted Acquisition. The acquisition by Borrower or any Related Company of Real Estate Assets which, in the aggregate, are primarily leased or intended to be leased primarily for industrial or office purposes (including "flex" and warehouse uses), whether such acquisition is accomplished by a direct purchase of such Real Estate Assets or by a merger or acquisition of stock or other ownership interests or debt securities such that the owner of such Real Estate becomes a Related Company.

       Permitted Build-To-Suit Developments. Permitted Developments with respect to which, at the date of determination, at least sixty percent (60%) of the net leasable area of the buildings to be constructed pursuant thereto are subject to executed Leases having an average term of not less than four (4) years and which obligate the tenants named therein to accept occupancy and commence paying rent promptly upon the issuance of a certificate of occupancy with respect thereto.

       Permitted Developments. The construction of any new buildings or the construction of additions expanding existing buildings or the rehabilitation of the existing buildings (other than normal refurbishing and tenant fit up work when one tenant leases space previously occupied by another tenant) relating to any Real Estate Assets of the Borrower or any of the Related Companies and each Permitted Development shall be counted for purposes of (S)8.2 from the time of commencement of the applicable construction work until a final certificate of occupancy has been issued with respect to such project in the amount of the total projected cost of such project.

       Permitted Joint Ventures. Any entity in which Borrower has any direct or indirect ownership interest, except the Company and the Related Companies, including general partnerships, corporations, trusts and limited liability companies, which own or propose to develop industrial or office properties provided that neither Borrower or any Guarantor shall have any recourse liability for the Indebtedness of such entity. Permitted Joint Ventures existing on the date hereof are set forth in Schedule 1.3.

       Permitted Liens. The following Liens, security interests and other encumbrances:

            (i) liens to secure taxes, assessments and other governmental charges in respect of obligations not overdue, the Indebtedness with respect to which is permitted by (S)8.1(c);

            (ii) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

            (iii) liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by (S)8.1(d);

            (iv) liens of carriers, warehousemen, mechanics and materialmen, and other like liens which are either covered by a full indemnity from a creditworthy indemnitor or have been in existence less than 120 days from the date of creation thereof in respect of obligations not overdue, the Indebtedness with respect to which is permitted by (S)8.1(c);

            (v) encumbrances consisting of easements, rights of way, Leases, covenants, restrictions on the use of real property and defects and irregularities in the title thereto; and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower, and which matters (x) do not individually or in the aggregate have a materially adverse effect on the value of the Unencumbered Property and (xx) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;

       Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

       Prepayment Date. See (S)3.3.

       Pro Forma Unsecured Debt Service Charges. For any fiscal quarter of the Borrower, the sum of (a) an amount determined by the Agent based on a twenty-five (25) year mortgage style amortization schedule, calculated on the Pro Forma Unsecured Principal Amount and an interest rate equal to the greater of (i) ten percent (10%) per annum or (ii) the then current ten (10) year U.S. Treasury bill yield plus two percent (2%) plus (b) one-quarter of the actual debt service charges due during the current fiscal year pursuant to the Subordinated Debenture Indenture.

       Pro Forma Unsecured Principal Amount. (a) With respect to Compliance Certificates delivered pursuant to (S)7.4(d), the maximum principal amount of Unsecured Indebtedness (excluding the Subordinated Debentures) outstanding at any time during the applicable fiscal quarter; (b) with respect to Compliance Certificates delivered pursuant to (S)2.5(a) or (S)11.1, the principal amount of Unsecured Indebtedness (excluding the Subordinated Debentures) outstanding after giving effect to the requested Loan; (c) with respect to Compliance Certificates delivered pursuant to (S)7.13, the principal amount of Unsecured Indebtedness (excluding the Subordinated Debentures) outstanding after giving effect to the proposed transaction including any payments on the Loans to be made in connection therewith.

       Properties. All Real Estate Assets, Real Estate, and all other assets, including, without limitation, intangibles and personalty owned by the Borrower or any of the Related Companies or any Permitted Joint Venture.

       Real Estate. All real property at any time owned, leased (as lessee or sublessee) or operated by the Borrower, any Guarantor, or any of the Related Companies or any Permitted Joint Venture.

       Real Estate Assets. Those fixed and tangible properties consisting of land, buildings and/or other improvements owned by the Borrower, by any Guarantor, by any of the Related Companies or by any Permitted Joint Venture at the relevant time of reference thereto, including without limitation, the Unencumbered Properties, but excluding all leaseholds other than leaseholds under ground leases having an unexpired term of at least 30 years.

       Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

       Recourse Indebtedness. All Indebtedness except Indebtedness with respect to which recourse for payment is contractually limited (except for customary exclusions) to specific assets encumbered by a lien securing such Indebtedness.

       Register. See (S)18.3.

       Related Companies. The entities listed and described on Schedule 1.3 hereto, or thereafter, any entity whose financial statements are consolidated or combined with the Borrower's pursuant to generally accepted accounting principles, or any ERISA Affiliate.

       Release. See (S)6.18(c)(iii).

       Requisite Banks. As of any date, the Banks whose aggregate Commitments constitute at least sixty-six percent (66%) of the Total Commitment provided that the Agent must always be among the Requisite Banks (except that after an Event of Default all actions by the Requisite Banks with respect to acceleration of the Loans and the enforcement of the Loan Documents as provided in (S)12 and in (S)14.11 shall be made without regard to whether the Agent is among the Requisite Banks) and provided that the Commitments of any Delinquent Banks shall be disregarded when determining the Requisite Banks.

       Reserve Amount. With respect to any Real Estate Assets or group of Real Estate Assets, a normalized annual reserve for capital expenditures, replacement reserves and leasing costs at the rate of $0.10 per year per square foot of net leasable area contained in all buildings on such Real Estate Assets. When the Reserve Amount is used in computing an amount with respect to a fiscal period which is shorter than a year, said amount shall be appropriately prorated.

       Responsible Officer. With respect to the Company, any one of its Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Treasurer, Executive Vice Presidents or Senior Vice Presidents.

       S&P Rating. The rating for Borrower's senior long-term unsecured debt assigned by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., or its successors.

       Secured Indebtedness. All Indebtedness of the Borrower and any of the Related Companies which is secured by a Lien on any Properties.

       Senior Interest Expense. With respect to any fiscal period of the Borrower, an amount equal to Interest Expense minus the portion thereof relating to Subordinated Indebtedness.

       Subordinated Debentures. Indebtedness of Borrower with respect to its Exchangeable Subordinated Debentures due July 1, 2001 issued and outstanding pursuant to the Subordinated Debenture Indenture.

       Subordinated Debenture Indenture. The Indenture dated as of June 23, 1994 among the Borrower, the Company and The First National Bank of Boston as Trustee relating to the Borrower's Exchangeable Subordinated Debentures due
July 1, 2001.

       Subordinated Indebtedness. All Unsecured Indebtedness of Borrower which is expressly subordinated and junior in right of payment to the prior payment in full of the Obligations provided that the subordination provisions applicable to such Indebtedness are satisfactory to the Agent. On the date hereof Subordinated Indebtedness consists of the Subordinated Debentures.

       Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent or other controlling Person shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Interests.

       Syndication Banks. See recitals.

       Tangible Net Worth. Total Assets minus Total Liabilities minus all intangibles determined in accordance with generally accepted accounting principles.

       Term Extension Maturity Date. May 20, 2000.

       Term Extension Option. See (S)3.1.

       Title Insurance Company shall mean Commonwealth Land Title Insurance Company.

       Total Assets. The aggregate book value of all assets of the Borrower and the Related Companies consolidated and determined in accordance with generally accepted accounting principles plus accumulated depreciation and amortization related to Real Estate Assets.

       Total Commitment. The sum of the Commitments of the Banks, as in effect from time to time.

       Total Liabilities. The sum of the following (without duplication):
(i) all liabilities of the Borrower and the Related Companies consolidated and determined in accordance with generally accepted accounting principles, (ii) all Indebtedness of the Borrower and the Related Companies whether or not so classified, including, without limitation, all outstanding Loans under this Agreement, and (iii) the balance available for drawing under letters of credit issued for the account of the Borrower or any of the Related Companies.

       Total Operating Cash Flow. With respect to any fiscal period of the Borrower the sum of (i) Funds From Operations plus (ii) Interest Expense (excluding capitalized interest and any other portions of Interest Expense which are not deducted in the computation of Funds From Operations) minus (iii) the Reserve Amount for all Real Estate Assets owned by the Borrower or any of the Related Companies, all as determined in accordance with the applicable definitions set forth herein except that any rent leveling adjustments shall be deducted from Funds From Operations.

       Type. As to any Loan its nature as a Base Rate Loan or a Eurodollar Rate Loan.

       Unencumbered Net Operating Income. With respect to any fiscal period of the Borrower, the sum of the Net Operating Income of all Real Estate Assets which were Unencumbered Properties hereunder during such fiscal period, provided, however, there shall be excluded therefrom (i) the amount necessary so that the Net Operating Income of any one Unencumbered Property does not exceed fifteen percent (15%) of Unencumbered Net Operating Income and (ii) the amount necessary so that the aggregate Net Operating Income of all Unencumbered Properties located in the United Kingdom does not exceed four percent (4%) of Unencumbered Net Operating Income.

       Unencumbered Property. A Real Estate Asset which at the date of determination, (i) is owned in fee by Borrower or one of the Guarantor Subsidiaries, (ii) is improved with one or more completed industrial or office buildings (including "flex" and warehouse buildings) of a type consistent with the Borrower's business strategy; (iii) is not directly or indirectly subject to any Lien (other than Permitted Liens) or to any negative pledge agreement or other agreement that prohibits the creation of any Lien thereon; (iv) is a Real Estate Asset with respect to which each of the representations contained in
(S)6.18 and (S)6.21 hereof is true and accurate as of such date of determination; (v) may be legally conveyed separately from any other Real Estate without the need to obtain any subdivision approval, zoning variance or other consent or approval from an unrelated Person; (vi) is located in the United States, Canada or the United Kingdom, and (vii) to the extent requested by the Agent, the Borrower has delivered to the Agent historical operating and leasing information relating to such Unencumbered Property, in form and substance satisfactory to the Agent. Each Real Estate Asset which satisfies the conditions set forth in this definition or with respect to which the Requisite Banks have granted the necessary waivers pursuant to (S)5.2 shall be deemed to be an Unencumbered Property only during such periods of time as Borrower has included the same on the list of Unencumbered Properties attached to the most recent Compliance Certificate delivered hereunder.

       Unencumbered Property Value. With respect to any Unencumbered Property at any time, an amount computed as follows: (a) the Net Operating Income of such Unencumbered Property for the most recent fiscal quarter of the Borrower for which financial statements have been delivered to the Agent pursuant to (S)7.4;
(b) then multiplying by four (4); (c) then subtracting from such annualized Net Operating Income the Reserve Amount for such Unencumbered Property; and (d) dividing such difference by 0.095. In the event that the Unencumbered Property Value of any Unencumbered Property computed pursuant to the preceding sentence exceeds fifteen percent (15%) of the Value of All Unencumbered Properties as of the end of the most recent fiscal quarter of the Borrower for which financial statements have been delivered to the Agent pursuant to (S)7.4 then the amount in excess of said 15% level will be excluded when computing the Unencumbered Property Value for such Unencumbered Property. With respect to any Unencumbered Property which, during the applicable fiscal quarter, has been acquired by Borrower or has had the building or buildings being constructed thereon completed and occupied by tenants, Borrower may compute the Unencumbered Property Value for such Unencumbered Property based on a pro forma Net Operating Income for such fiscal quarter, which computation must be approved by the Agent.

       Unsecured Indebtedness. All Indebtedness of Borrower or of any of the Related Companies which is not secured by a Lien on any Properties including, without limitation, the Loans, the Subordinated Indebtedness and any Indebtedness evidenced by any bonds, debentures, notes or other debt securities which may be hereafter issued by Borrower or by the Company. Unsecured Indebtedness shall not include accrued ordinary operating expenses payable on a current basis.

       Unused Amount. See (S)4.2

       Value of All Unencumbered Properties. When determined as of the end of a fiscal quarter, an amount computed as follows: (a) Unencumbered Net Operating Income; (b) then multiplying by four (4); (c) then subtracting from such annualized Net Operating Income the Reserve Amount for all Unencumbered Properties; and (d) dividing such difference by 0.095. When determined as of a date which is during a fiscal quarter based on an updated list of Unencumbered Properties attached to the applicable Compliance Certificate, the Value of All Unencumbered Properties most recently computed as provided in the preceding sentence of this definition will be adjusted by subtracting the Unencumbered Property Value of the previous Unencumbered Properties which have been deleted from such list and by adding the Unencumbered Property Value of the Unencumbered Properties which have been added to such list; provided, however, that to the extent the addition of Unencumbered Properties located in the United Kingdom causes the aggregate Unencumbered Property Values of the Unencumbered Properties located in the United Kingdom to exceed four percent (4%) of the Value of All Encumbered Properties, the amount in excess of said 4% level will be excluded when computing the Value of All Unencumbered Properties.

       Variable Rate Indebtedness. The Loans and all other Indebtedness of the Borrower which bears interest at a rate which is not fixed either through maturity or for a term of at least thirty-six (36) months from the date that such fixed rate became effective.

       Voting Interests. Stock or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, partnership, trust or other business entity involved, or (b) to control, manage or conduct the business of the corporation, partnership, association, trust or other business entity involved.

       (S)1.2.  Rules of Interpretation.

                (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                (b) The singular includes the plural and the plural includes the singular.

                (c) A reference to any law includes any amendment or modification to such law.

                (d) A reference to any Person includes its permitted successors and permitted assigns.

                (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer and, except as otherwise expressly stated, all use of accounting terms with respect to the Borrower shall reflect the consolidation of the financial statements of Borrower and the Related Companies.

                (f) The words "include", "includes" and "including" are not limiting.

                (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

                (h) Reference to a particular "(S)" refers to that section of this Agreement unless otherwise indicated.

                (i) The words "herein", "hereof', "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

                (j) The words "so long as any Loan or Note is outstanding" shall mean so long as such Loan or Note is not indefeasibly paid in full in cash.

(S)2.  REVOLVING CREDIT FACILITY.

       (S)2.1. Commitment to Lend; Limitation on Total Commitment. Subject to the provisions of (S)2.5 and the other terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from time to time between the Effective Date and the Maturity Date (or, if the Term Extension Option is exercised, the Term Extension Maturity Date) upon notice by the Borrower to the Agent given and approved by the Agent in accordance with (S)2.5, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment, provided that the sum of the outstanding amount of the Loans (after giving effect to all amounts requested) shall not at any time exceed the Maximum Loan Amount. The Loans shall be made pro rata in accordance with each Bank's Commitment Percentage and the Banks shall at all times immediately adjust inter se any inconsistency between each Bank's outstanding principal amount and each Bank's Commitment. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in
(S)10 or (S)11 (whichever is applicable) have been satisfied on the date of such request and will be satisfied on the proposed Drawdown Date of the requested Loan, provided that the making of such representation and warranty by Borrower shall not limit the right of any Bank not to lend upon a determination by the Requisite Banks that such conditions have not been satisfied.

       (S)2.2.  Reduction of Commitment.

                (a) Provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the one time option to reduce the Total Commitment by $100,000,000 from $325,000,000 to $225,000,000 effective upon a date (the "Commitment Reduction Date") to be specified in a notice given by the Borrower to the Agent at least ten (10) Business Days prior to the Commitment Reduction Date. If the Borrower fails to exercise the option provided in this (S)2.2(a) in a timely manner such that the Commitment Reduction Date is not later than December 15, 1997, then such option shall be deemed to be waived. Effective upon the Commitment Reduction Date (i) the Borrower shall prepay the Loans to the extent necessary to reduce the outstanding principal balance of the Loans to $225,000,000, (ii) the Commitment of each of the Additional Commitment Banks will be reduced by retiring the Additional Commitments as set forth on
Schedule 1.2 hereto, and (iii) the Commitment Percentage of each of the Additional Commitment Banks will be reduced and the Commitment Percentages of each of the Banks other than the Additional Commitment Banks will be increased, all as set forth in Schedule 1.2 hereto. The reduction of the Commitments on the Commitment Reduction Date may not be reinstated.

                (b) On the Commitment Reduction Date the outstanding principal balance of the Loans shall be reallocated among the Banks such that after the Commitment Reduction Date the outstanding principal amount of Loans owed to each Bank shall be equal to such Bank's Commitment Percentage (as in effect after the Commitment Reduction Date) of the outstanding principal amount of all Loans. In the event that the Borrower is required to prepay the Loans on the Commitment Reduction Date pursuant to (S)2.2(a) and/or elects to make an optional prepayment of the Loans on the Commitment Reduction Date (together, the "Commitment Reduction Paydown"), then to the extent possible such reallocation shall be accomplished by distributing the Commitment Reduction Paydown to the Banks on a non-prorata basis. Otherwise, on the Commitment Reduction Date those Banks whose Commitment Percentage is increasing shall advance the funds to the Agent and the funds so advanced shall be distributed among the Banks whose Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding Loans. The funds so advanced shall be Base Rate Loans until converted to Eurodollar Rate Loans which are allocated among all Banks based on their Commitment Percentages. To the extent that reallocation by either method results in certain Banks receiving funds which are applied to Eurodollar Loans prior to the last day of the applicable Interest Period, then the Borrower shall pay to the Agent for the account of the affected Banks the Fixed Rate Prepayment Fee which shall be determined separately for each such Bank in the manner set forth in (S)3.3.

                (c) Whether or not the Borrower shall have exercised its Commitment Reduction Option under (S)2.2(a), the Borrower shall have the right at any time after December 15, 1997, upon at least ten (10) Business Days' prior written notice to the Agent, to reduce by $1,000,000 or an integral multiple of $1,000,000 in excess thereof the unborrowed portion of the then Total Commitment, provided that the Total Commitment shall not be reduced to less than $150,000,000, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in such notice. Upon the effective date of any such reduction, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction of the Commitments may be reinstated.

                (d) Promptly following each reduction in the Total Commitment pursuant to either (S)2.2(a) or (S)2.2(c) the Borrower shall execute and deliver to the Agent new Notes for each Bank which has had its Commitment reduced so that the principal amount of such Bank's Note shall equal its Commitment. The Agent shall deliver such replacement Notes to the respective Banks in exchange for the Notes replaced thereby which shall be surrendered by such Banks. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be dated the effective date of such reduction in the Total Commitment and shall otherwise be in substantially the form of the replaced Notes. Within five (5) days of issuance of any new Notes pursuant to this (S)2.2(d), the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, and that the Obligations evidenced by the new Notes have the same validity and enforceability as if given on the Effective Date, in form and substance satisfactory to the Banks. The surrendered Notes shall be canceled and returned to the Borrower.

       (S)2.3. The Notes. The Loans shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (each a "Note"), and completed with appropriate insertions. The Notes executed and delivered on the date hereof shall replace the note payable to BankBoston dated May 16, 1997 which will be cancelled and returned to the Borrower. One or more Notes shall be payable to the order of each Bank in an aggregate principal amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment of principal on such Bank's Note, an appropriate notation on such Bank's Record reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on such Bank's Record shall

(absent manifest error) be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on the Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

       (S)2.4.  Interest on Loans.

                (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the Base Rate.

                (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate equal to the Applicable Margin per annum above the Eurodollar Rate determined for such Interest Period.

                (c) The Borrower unconditionally promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.

       (S)2.5.  Requests for Loans.

                (a) The Borrower shall give to the Agent written notice in the form of Exhibit B hereto of each Loan requested hereunder (a "Loan Request") no less than (a) two (2) Business Days prior to the proposed Drawdown Date of any Base Rate Loan and (b) four (4) Eurodollar Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan. Each such notice shall specify
(i) the principal amount of the Loan requested, (ii) the proposed Drawdown Date of such Loan, (iii) the Interest Period for such Loan, and (iv) the Type of such Loan, and shall be accompanied by a statement in the form of Exhibit C hereto signed by a Responsible Officer setting forth in reasonable detail computations evidencing compliance with the covenants contained in (S)9.1 through (S)9.10 hereof after giving effect to such requested Loan (a "Compliance Certificate"). Within one (1) Business Day after receipt of a Loan Request, the Agent shall provide to each of the Banks by facsimile a copy of such Loan Request and accompanying Compliance Certificate and each Bank shall, within 24 hours thereafter, notify the Agent if it believes that any of the conditions contained in (S)11 of this Agreement has not been met or waived. If such a notice is given the Requisite Banks shall promptly determine whether all of the conditions contained in (S)11 of this Agreement have been met or waived. If no such notice is given by any Bank or if following such notice the Requisite Banks determine that the conditions contained in (S)11 have been met or waived, each of the Banks shall be obligated to fund its Commitment Percentage of the requested Loans. Each such Loan Request shall be irrevocable and binding on the Borrower and the Borrower shall be obligated to accept the Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                (b) Notwithstanding anything contained in (S)2.5 (a) to the contrary, in the event that the making of a requested Loan would cause non-compliance with any of the covenants contained in (S)9.1 through (S)9.9 hereof, the Agent may, in its sole discretion, reduce the amount of the Loan Request to an amount which would enable the Borrower to maintain compliance with such otherwise defaulted covenant or covenants and Borrower shall accept the Loan made pursuant to such reduced Loan Request.

       (S)2.6.  Conversion Options.

                (a) The Borrower may elect from time to time to convert any outstanding Loan to a Loan of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, the Borrower shall give the Agent at least three (3) Business Days, prior written notice of such election; (ii) with respect to any such conversion of a Eurodollar Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; (iii) subject to the further proviso at the end of this section and subject to (S)2.6(b) and (S)2.6(d) hereof with respect to any such conversion of a Base Rate Loan to a Eurodollar Rate Loan, the Borrower shall give the Agent at least four (4) Eurodollar Business Days, prior written notice of such election and (iv) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made, each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its Eurodollar Lending Office, as the case may be. All or any part of outstanding Loans of any Type may be converted as provided herein, provided further that each Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be for an amount equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof and shall be irrevocable by the Borrower.

                (b) Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in (S)2.6(a); provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Agent active upon the Borrower's account have actual knowledge.

                (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

                (d) The Borrower may not request a Eurodollar Rate Loan pursuant to (S)2.5, elect to convert a Base Rate Loan to a Eurodollar Rate Loan pursuant to (S)2.6(a) or elect to continue a Eurodollar Rate Loan pursuant to (S)2.6(b) if, after giving effect thereto, there would be greater than eight (8) Eurodollar Rate Loans outstanding. Any Loan Request for a Eurodollar Rate Loan that would create greater than eight (8) Eurodollar Rate Loans outstanding shall be deemed to be a Loan Request for a Base Rate Loan.

       (S)2.7.  Funds for Loans.

                (a) Subject to (S)2.5 and other provisions of this Agreement, not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (S)(S)10 or 11 (whichever is applicable) and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans but shall not obligate any other Bank or Agent to fund more than its Commitment Percentage of the requested Loans or to increase its Commitment Percentage.

                (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Commitment Percentage of such Loans, times (iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank.

       (S)2.8. Reallocation of Loans on Effective Date. The Borrower acknowledges that the outstanding principal balance of the Loans on the Effective Date is $172,000,000 and that the Borrower has no offsets, claims or defenses with respect to such outstanding Loans. On the Effective Date the outstanding principal balance of the Loans shall be reallocated among BankBoston and the Syndication Banks such that after the Effective Date the outstanding principal amount of Loans owed to each Bank shall be equal to such Bank's Commitment

Percentage of the outstanding amount of all Loans. Not later than 11:00 a.m. (Boston time) on the Effective Date each of the Syndication Banks will make available to the Agent at the Agent's Head Office in immediately available funds, the amount of such Bank's Commitment Percentage of the outstanding principal amount of the Loans which amounts will be distributed to BankBoston for its own account. In addition, BankBoston shall receive and retain for its own account 100% of the interest and unused commitment fees payable by the Borrower hereunder attributable to the period from the Facility Closing Date through and including the Effective Date.

       (S)3.    REPAYMENT OF THE LOANS.

       (S)3.1. Maturity; Term Extension Option. (a) The Borrower unconditionally promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon unless prior to the Maturity Date the Borrower elects the Term Extension Option pursuant to this (S)3.1. In such event, the Borrower unconditionally promises to pay on the Term Extension Maturity Date, and there shall become absolutely due and payable on the Term Extension Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest and charges thereon.

                (b) At any time prior to the Maturity Date, provided that no Default or Event of Default has occurred and is continuing, the Borrower shall have the option to extend the Maturity Date for one (1) year subject to satisfaction of the following conditions: (a) the Interest Rate Contracts required by (S)7.18 shall be extended to the extent such extension may be required by the Agent, and (b) the Moody's Rating shall be at least Baa3 and the S&P Rating shall be at least BBB-. The Term Extension Option shall be exercised by written notice to the Agent at least ten (10) Business Days prior to the Maturity Date. Such written notice must be accompanied by payment to BankBoston of a Term Extension Option fee at the rate specified in the fee agreement dated May 16, 1997 between the Borrower and BankBoston based on the Total Commitment to be in effect after such extension taking into account any reduction pursuant to (S)2.2. BankBoston shall be responsible for any Term Extension Option fees which it may agree to pay to the other Banks which are then a party to this Agreement. The Agent shall promptly notify the Banks of the Borrower's exercise of the Term Extension Option.

       (S)3.2. Mandatory Repayments of Loan. If at any time the sum of the outstanding amount of the Loans exceeds the Maximum Loan Amount, then the Borrower shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application to the Loans.

       (S)3.3. Optional Repayments of Loans. The Borrower shall have the right, at its election, to repay the outstanding amount of the Loans, as a whole or in part, on any Business Day, without penalty or premium; provided that the full or partial prepayment of the outstanding amount of any Eurodollar Rate Loans made pursuant to this (S)3.3 may be made only on the last day of the Interest Period relating thereto, except as set forth below in this
(S)3.3. The Borrower shall give the Agent no later than 10:00 a.m., Boston time, at least three (3) Business Days' prior written notice of any prepayment pursuant to this (S)3.3 of any Base Rate Loans and four (4) Eurodollar Business Days, notice of any proposed repayment pursuant to this (S)3.3 of any Eurodollar Rate Loans, specifying the proposed date of payment of Loans and the principal amount to be paid. The Agent shall promptly notify each Bank of the principal amount of such payment to be received by such Bank. Each such partial prepayment of the Loans shall be in an integral multiple of $1,000,000 and shall be accompanied by the payment of all charges outstanding on all Loans and of accrued interest on the principal repaid to the date of payment and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans. Notwithstanding anything contained herein to the contrary, the Borrower may make a full or partial prepayment of a Eurodollar Rate Loan on a date other than the last day of the Interest Period relating thereto, if all optional prepayments (in whole or in part) on such Loans shall be accompanied by, and the Borrower hereby promises to pay, a prepayment fee in an amount determined by the Agent in the following manner:

                (a) Fixed Rate Prepayment Fee. Borrower acknowledges that prepayment or acceleration of a Eurodollar Loan during an Interest Period shall result in the Banks incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. (For all purposes of this Section, any Loan not being made as a Eurodollar Rate Loan in accordance with the Loan Request therefor, as a result of Borrower's cancellation thereof, shall be treated as if such Eurodollar Rate Loan had been prepaid.) Therefore, on the date a Eurodollar Rate Loan is prepaid or the date all sums payable hereunder become due and payable, by acceleration or otherwise ("Prepayment Date"), Borrower will pay to Agent, for the account of each Bank, (in addition to all other sums then owing), an amount ("Fixed Rate Prepayment Fee") determined by the Agent to be the amount, if any, by which (i) the amount of interest which would have accrued on the prepaid Eurodollar Rate Loan for the remainder of the Interest Period at the rate applicable to such Eurodollar Rate Loan exceeds (ii) the amount of interest that would accrue on a Eurodollar Rate Loan in the same amount for the same period if the Eurodollar Rate were set on the Prepayment Date. In determining the Eurodollar Rate for purposes of clause (ii) of the preceding sentence, the Agent shall use the period of 1, 2, 3 or 6 months which is nearest in duration to the number of days remaining in the Interest Period applicable to the prepaid Eurodollar Rate Loan.

                (b) Upon the written notice to Borrower from Agent, Borrower shall immediately pay to Agent, for the account of the Banks, the Fixed Rate Prepayment Fee. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the parties hereto.

                (c) Borrower understands, agrees and acknowledges the following: (i) no Bank has any obligation to purchase, sell and/or match funds in connection with the use of the Eurodollar Rate as a basis for calculating the rate of interest on a Eurodollar Rate Loan; (ii) the

Eurodollar Rate is used merely as a reference in determining such rate; and
(iii) Borrower has accepted the Eurodollar Rate as a reasonable and fair basis for calculating such rate and a Fixed Rate Prepayment Fee. Borrower further agrees to pay the Fixed Rate Prepayment Fee, if any, whether or not a Bank elects to purchase, sell and/or match funds.

       (S)4.    CERTAIN GENERAL PROVISIONS.

       (S)4.1. Revolving Credit Facility Fees and Agent's Fee. The Borrower has paid to BankBoston revolving credit facility fees and agency fees in the amounts specified in the fee agreement between BankBoston and the Borrower dated
May 16, 1997. BankBoston shall be responsible for any facility fees which it may agree to pay to the Syndication Banks or to other Banks which become a party to this Agreement pursuant to an assignment from BankBoston.

       (S)4.2. Commitment Fee. The Borrower shall pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a commitment fee calculated at the rates set forth below per annum on the daily amount by which the Total Commitment (as it may have been reduced pursuant to (S)2.2) exceeds the outstanding amount of Loans (the "Unused Amount"):

                Unused Amount                                Fee Rate
                -------------                                --------

                less than 1/3 of Total Commitment            15 basis points
                at least 1/3 of Total Commitment
                but less than 2/3 of Total Commitment        20 basis points
                at least 2/3 of Total Commitment             25 basis points

The commitment fee shall be payable on the basis of the applicable annual rate quarterly in arrears on or before the third Business Day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the date hereof, with a final payment on the Maturity Date or, if the Term Extension Option is exercised, the Term Extension Maturity Date or any earlier date on which the Commitments shall terminate. If Borrower exercises its option to reduce the Total Commitment pursuant to (S)2.2(a), the commitment fee shall be computed separately for the portions of the quarter prior to and after the Commitment Reduction Date and allocated among the Banks based on the Commitment Percentages applicable during each portion of said quarter.

       (S)4.3.  Funds for Payments.

                (a) All payments of principal, interest, closing fees, commitment fees and any other amounts due hereunder (other than as provided in (S)2.2(b), (S)3.1(b), (S)4.1, (S)4.5 and (S)4.6) or under any of the other Loan Documents, and all prepayments, shall be made to the Agent, for the respective accounts of the Banks, at the Agent's Head Office, in each case in Dollars in immediately available funds.

                (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower shall pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

       (S)4.4. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records from time to time shall (absent manifest error) be considered correct and binding on the Borrower unless within thirty (30) Business Days after receipt by the Agent or any of the Banks from Borrower of any notice by the Borrower of such outstanding amount, the Agent or such Bank shall notify the Borrower to the contrary.

       (S)4.5. Additional Costs, Etc. If any present or future applicable law which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

                (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank or the Agent), or

                (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

                (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

                (d) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, the Commitment, or any class of loans or commitments of which any of the Loans or the Commitment forms a part;

and the result of any of the foregoing is

                (i) to increase the cost to such Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's Commitment, or

                (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of the Commitments or any of the Loans, or

                (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent, to the extent permitted by law, such additional amounts as will be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum.

       (S)4.6. Capital Adequacy. If any present or future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of the Loans made or deemed to be made pursuant hereto, then such Bank or the Agent may notify the Borrower of such fact, and the Borrower shall pay to such Bank or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Bank or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Bank or the Agent in light of these circumstances for its increased costs of maintaining such capital. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

       (S)4.7. Certificate. A certificate setting forth any additional amounts payable pursuant to (S)(S)4.5 or 4.6 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

       (S)4.8. Indemnity. In addition to the other provisions of this Agreement regarding any such matters, the Borrower agrees to indemnify each Bank and to hold each Bank harmless from and against any loss, cost or reasonable expense (including loss of anticipated profits) that such Bank may sustain or incur as a consequence of (a) a default by the Borrower in payment of the principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense caused by Borrower's breach or other default and arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) a default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request, and (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of a Eurodollar Rate Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loan.

       (S)4.9. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay to the Agent a late charge equal to three percent (3%) of any amount of principal and/or interest and/or charges on the Loans which is not paid within ten (10) days of the date when due.

       (S)4.10. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event
(a) any Loan Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans,
(b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower.

       (S)4.11. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Bank to make Eurodollar Rate Loans or convert Loans of another Type to Eurodollar Rate Loans shall forthwith be suspended and (b) the Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay to the Agent for the account of such Bank, upon demand, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)4.11, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

       (S)4.12. Replacement of Banks. If any of the Banks shall make a notice or demand upon the Borrower pursuant to (S)4.5, (S)4.6, or (S)4.11 based on circumstances or laws which are not generally applicable to the Banks organized under the laws of the United States or any State thereof, the Borrower shall have the right to replace such Bank with an Eligible Assignee selected by the Borrower and approved by the Agent. In such event the assignment shall take place on a date set by the Agent at which time the assigning Bank and the Eligible Assignee shall enter into an Assignment and Acceptance as contemplated by (S)18.1 (and clause (d) thereof shall not be applicable) and the assigning Bank shall receive from the Eligible Assignee or the Borrower a sum equal to the outstanding principal amount of the Loans owed to the assigning Bank together with accrued interest thereon plus the accrued commitment fee under (S)4.2 allocated to the assigning Bank.

       (S)5.    UNENCUMBERED PROPERTIES; NO LIMITATION ON RECOURSE.

       (S)5.1. Listing of Unencumbered Properties. The Borrower represents and warrants that each of the Real Estate Assets listed on Schedule 1.1 will on the Effective Date satisfy all of the conditions set forth in the definition of Unencumbered Property. From time to time during the term of this Agreement additional Real Estate Assets may become Unencumbered Properties and certain Real Estate Assets which previously satisfied the conditions set forth in the definition of Unencumbered Property may cease to be Unencumbered Properties by virtue of property dispositions, creation of Liens or other reasons. There shall be attached to each Compliance Certificate delivered pursuant to (S)7.4(d) or
(S)7.13 an updated listing of the Unencumbered Properties relied upon by the Borrower in computing the Value of All Unencumbered Properties and the Unencumbered Net Operating Income stated in such Compliance Certificate.

       (S)5.2. Waivers by Requisite Banks. If any Real Estate Asset fails to satisfy any of the requirements contained in the definition of Unencumbered Property then the applicable Real Estate Asset may nevertheless be deemed to be Unencumbered Property hereunder if the

Requisite Banks grant the necessary waivers and vote to accept such Real Estate Asset as an Unencumbered Property.

       (S)5.3. Rejection of Unencumbered Properties. If at any time the Agent determines that any Real Estate Asset listed as an Unencumbered Property by the Borrower does not satisfy all of the requirements of the definition of Unencumbered Property (to the extent not waived by the Requisite Banks pursuant to (S)5.2) it may reject an Unencumbered Property by notice to the Borrower and if the Agent so requests the Borrower shall revise the applicable Compliance Certificate to reflect the resulting change in the Value of All Unencumbered Properties and the Unencumbered Net Operating Income.

       (S)5.4. Change in Circumstances. If at any time during the term of this Agreement Borrower becomes aware that any of the representations contained in
(S)6 are no longer accurate with respect to any Unencumbered Property, it will promptly so notify the Agent and either request a waiver pursuant to (S)5.2 or confirm that such Real Estate Asset is no longer an Unencumbered Property. If any waiver so requested is not granted by the Requisite Banks within ten (10) Business Days the Agent shall reject the applicable Unencumbered Property pursuant to (S)5.3.

       (S)5.5. No Limitation on Recourse. The Obligations are full recourse obligations of the Borrower and, to the extent provided in the applicable Guaranty, of the Guarantors, and all of their respective Real Estate Assets and other properties shall be available for the indefeasible payment in full in cash and performance of the Obligations. Notwithstanding anything to the contrary contained herein, the trustees of Liberty Property Trust shall have no personal liability of any nature under this document. The Agent and the Banks shall look solely to the assets of Liberty Property Trust to satisfy any liability or recourse against Liberty Property Trust hereunder.

       (S)5.6. Additional Guarantor Subsidiaries. If Borrower desires that a Real Estate Asset owned by a Related Company which is not previously a Guarantor Subsidiary become an Unencumbered Property, then provided that the applicable Related Company is at least 85% owned by Borrower, such Related Company may become a Guarantor Subsidiary upon delivery to the Agent the following, all in form and substance satisfactory to the Agent: (a) a Guaranty in substantially the form of the Guaranty executed and delivered by the Guarantor Subsidiaries prior to the Effective Date, (b) good standing certificates, general partner certificates, secretary certificates, opinions of counsel and such other documents as may be reasonably requested by the Agent. The Agent shall provide copies of said documents to the Banks.

       (S)6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Agent and each of the Banks as follows:

       (S)6.1.  Authority; Etc.

                (a) Organization; Good Standing. The Company (i) is a Maryland real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Maryland, (ii) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated, and (iii) to the extent required by law is in good standing as a foreign entity and is duly authorized to do business in the States in which the Unencumbered Properties are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Materially Adverse Effect. The Borrower is a Pennsylvania limited partnership, and each Guarantor Subsidiary is a Pennsylvania limited partnership or a Pennsylvania corporation, and each such entity is duly organized, validly existing and in good standing under the laws of the State of its formation, has all requisite power to own its properties and conduct its business as presently contemplated and is duly authorized to do business in the States in which the Unencumbered Properties owned by it are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a Material Adverse Effect.

                (b) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and the Company as general partner of Borrower, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or the Company and (iv) do not conflict with any provision of the Borrower's partnership agreement or Company's declaration of trust, charter documents or bylaws, or any agreement (except agreements as to which such a conflict would not result in a Material Adverse Effect) or other instrument binding upon, the Borrower or the Company or to which any of their properties are subject. The execution, delivery and performance of the Guaranty and the other Loan Documents to which any Guarantor is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of such Guarantor, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to such Guarantor and (iv) do not conflict with any provision of such Guarantor's charter documents or bylaws, partnership agreement, declaration of trust, or any agreement (except agreements as to which such a conflict would not result in a Material Adverse Effect) or other instrument binding upon such Guarantor or to which any of such Guarantor's properties are subject.

                (c) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower is or is to become a party will result in valid and legally binding obligations of the Borrower enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of the Guaranty and the other Loan Documents to which any Guarantor is or is to become a party will result in valid and legally binding obligations of such Guarantor enforceable against such Guarantor in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors, rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

       (S)6.2. Governmental Approvals. The execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which the Borrower or such Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

       (S)6.3.  Title to Properties.

                (a) Either the Borrower or a Guarantor holds good and clear record and marketable fee simple title to the Unencumbered Properties, subject to no liens except for the Permitted Liens.

                (b) Except as indicated on Schedule 6.3 hereto, the Borrower owns all of the properties reflected in the balance sheet of the Borrower as at the Balance Sheet Date or acquired since that date (except properties sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

       (S)6.4. Financial Statements. The following financial statements have been furnished to each of the Banks.

                (a) A balance sheet of the Company as of the Balance Sheet Date, and a statement of operations and statement of cash flows of the Company for the fiscal year then ended, a balance sheet of the Borrower as of the Balance Sheet Date, and a statement of operations and statement of cash flows of the Borrower for the fiscal year then ended, all accompanied by an auditor's report prepared without qualification by Ernst & Young LLP. Such balance sheets and statements of operations and of cash flows have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of the Borrower and the Company, respectively as at the close of business on the date thereof and the results of operations and cash flows for the fiscal year then ended. There are no contingent liabilities of the Borrower or the Company, respectively, as of such date involving material amounts, known to the officers of the Company not disclosed in said balance sheet and the related notes thereto.

                (b) A balance sheet and a statement of operations and statement of cash flows of the Company and a balance sheet and a statement of operations and statement of cash flows of the Borrower for each of the fiscal quarters of the Company ended since the Balance Sheet Date which the Company's Responsible Officer certifies has been prepared in accordance with generally accepted accounting principles consistent with those used in the preparation of the annual audited statements delivered pursuant to paragraph (a) above and fairly represents the financial condition of the Company and the Borrower, respectively, as at the close of business on the dates thereof and the results of operations and of cash flows for the fiscal quarters then ended (subject to year-end adjustments). There are no contingent liabilities of the Borrower or the Company as of such dates involving material amounts, known to the officers of the Company, not disclosed in such balance sheets and the related notes thereto.

                (c) A statement prepared by the Borrower which sets forth the Net Operating Income of each Unencumbered Property for the fiscal quarter of the Borrower ended since the Balance Sheet Date.

       (S)6.5. No Material Changes, Etc. Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or assets or business of the Borrower as shown on or reflected in the balance sheet of the Borrower as of the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect either individually or in the aggregate.

       (S)6.6. Franchises, Patents, Copyrights, Etc. The Borrower possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others, except to the extent the Borrower's failure to possess the same does not have a Material Adverse Effect.

       (S)6.7. Litigation. Except as listed and described on Schedule 6.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or, to Borrower s knowledge, threatened against the Borrower, any Guarantor or any of the Related Companies before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of the Borrower, any Guarantor or any of the Related Companies to carry on business substantially as now conducted by it, or which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which would result in a Lien on any Unencumbered Property, or which will materially adversely affect the ability of the Borrower or any Guarantor to pay and perform the Obligations in the manner contemplated by this Agreement and the other Loan Documents.

       (S)6.8. No Materially Adverse Contracts, Etc. Neither the Borrower nor the Company is subject to any charter, trust or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the

Borrower nor the Company is a party to any contract or agreement that has or is expected, in the judgment of the Company's officers, to have any Material Adverse Effect.

       (S)6.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower nor the Company is in violation of any provision of the Borrower's partnership agreement or of the Company's charter documents, by-laws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

       (S)6.10. Tax Status. Each of the Borrower and the Company (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, and (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

       (S)6.11. Event of Default. No Default or Event of Default has occurred and is continuing.

       (S)6.12. Investment Company Act. Neither the Borrower nor the Company is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

       (S)6.13. Absence of Financing Statements, Etc. There is no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document existing, filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Unencumbered Property, except Permitted Liens.

       (S)6.14. Status of the Company. The Company (i) is a real estate investment trust as defined in Section 856 of the Code (or any successor provision thereto), (ii) has not revoked its election to be a real estate investment trust, (iii) has not engaged in any "prohibited transactions" as defined in Section 856(b)(6)(iii) of the Code (or any successor provision thereto), and (iv) for its current "tax year" (as defined in the Code) is, and for all prior tax years subsequent to its election to be a real estate investment trust has been, entitled to a dividends paid deduction which meets the requirements of Section 857 of the Internal Revenue Code. The common stock of the Company is listed for trading on the New York Stock Exchange.

       (S)6.15. Certain Transactions. Except as set forth on Schedule 6.15 hereto, none of the officers or employees of the Borrower or any Guarantor are presently a party to any transaction with the Borrower or any Guarantor (other than for services as employees, officers and trustees), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, trustee or such employee or, to the knowledge of the Borrower and the Company, any corporation, partnership, trust or other entity in which any officer, trustee or any such employee or natural Person related to such officer, trustee or employee or other Person in which such officer, trustee or employee has a direct or indirect beneficial interest has a substantial interest or is an officer or trustee.

       (S)6.16. Benefit Plans: Multiemployer Plans: Guaranteed Pension Plans. As of the date hereof as to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, neither the Borrower nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. To the extent that Borrower or any ERISA Affiliate hereafter maintains or contributes to any Employee Benefit Plan or Guaranteed Pension Plan, it shall at all times do so in compliance with (S)7.17 hereof.

       (S)6.17. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

       (S)6.18. Environmental Compliance. The Borrower has caused Phase I environmental assessments to be conducted with respect to the Real Estate Assets. Based on the information contained in the reports received by Borrower with respect to said environmental assessments, Borrower makes the following representations and warranties:

                (a) Except as may be set forth on Schedule 6.18, to the best of Borrower's knowledge none of the Borrower, any Guarantor, any of the Related Companies or any operator of the Real Estate or any portion thereof, or any operations thereon is in violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters (hereinafter collectively referred to as the "Environmental Laws"), including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment, including, without limitation, the environmental statutes, regulations, orders and decrees of the States in which any of the Unencumbered Properties may be located, which violation would have a Material Adverse Effect or would materially decrease the value of an Unencumbered Property.

                (b) Except as set forth on Schedule 6.18 attached hereto, none of the Borrower, the Guarantors or the Related Companies has received written notice from any third party including, without limitation any federal, state or local governmental authority with respect to any of the Unencumbered Properties or otherwise if the same would have a Material Adverse Effect, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R.
Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C.(S)9601(5), any hazardous substances as defined by 42 U.S.C.(S)9601(14), any pollutant or contaminant as defined by 42 U.S.C.(S)9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Materials") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, any Guarantor or any of the Related Companies conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Materials.

                (c) Except as set forth on Schedule 6.18 attached hereto and except to the extent the same would neither have a Material Adverse Effect nor materially decrease the value of an Unencumbered Property, (i) to the best of Borrower's knowledge no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Materials except in material compliance with applicable Environmental Laws; and except as set forth on Schedule 6.18, no underground tank or other underground storage receptacle for Hazardous Materials is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, any Guarantor, any of the Related Companies or the operators of any Real Estate, or to the best of Borrower s knowledge, any ground or space tenants on any Real Estate, no Hazardous Materials have been generated or are being used on the Real Estate except in material compliance with applicable Environmental Laws; (iii) there has been no present, or to the best of Borrower's knowledge past, releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Materials on, upon, into or from any Real Estate; (iv) to the best of Borrower's knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on; and (v) to the best of Borrower's knowledge, any Hazardous Materials that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in material compliance with such permits and applicable Environmental Laws. Notwithstanding that any representation contained herein may be limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in (S)7.10 or elsewhere in this Agreement.

                (d) None of the Real Estate is or shall be subject to any applicable environmental clean-up responsibility law or environmental restrictive transfer law or regulation, solely by virtue of the transactions set forth herein and contemplated hereby.

       (S)6.19. Subsidiaries and Affiliates. The Borrower has no Subsidiaries except for the Related Companies listed on Schedule 1.3 and does not have an ownership interest in any entity whose financial statements are not consolidated with the Borrower's except for the Permitted Joint Ventures listed on Schedule
1.3. The Company is not a partner in any partnership other than Borrower and is not a member of any limited liability company. The Company owns no material assets other than its partnership interest in Borrower.

       (S)6.20. Loan Documents. All of the representations and warranties of the Borrower or any Guarantor made in the other Loan Documents or any document or instrument delivered or to be delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects.

       (S)6.21. Buildings on the Unencumbered Properties. Except as set forth on
Schedule 6.21, to the best of Borrower's knowledge there are no material defects in the roof, foundation, structural elements and masonry walls of the Buildings on the Unencumbered Properties or their heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems which would materially decrease the value of such Unencumbered Property.

       (S)7. AFFIRMATIVE COVENANTS OF THE BORROWER. Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or the Banks have any obligations to make Loans:

       (S)7.1. Punctual Payment. The Borrower will unconditionally duly and punctually pay the principal and interest on the Loans and all other amounts provided for in the Notes, this Agreement, and the other Loan Documents all in accordance with the terms of the Notes, this Agreement and the other Loan Documents.

       (S)7.2. Maintenance of Office. The Borrower will maintain its chief executive office in Malvern, Pennsylvania or at such other place in the United States Of America as the Borrower shall designate upon written notice to the Agent to be delivered within fifteen (15) days of such change, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

       (S)7.3. Records and Accounts. The Borrower will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles.

       (S)7.4. Financial Statements, Certificates and Information. The Borrower will deliver to each of the Banks:

                (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the audited balance sheets of the Borrower and of the Company at the end of such year, and the related audited statements of operations and statements of cash flows and Funds From Operations and taxable income for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles on a consolidated basis including the Borrower and the Related Companies, and accompanied by an auditor's report prepared without qualification by Ernst & Young LLP or by another independent certified public accountant reasonably acceptable to the Agent;

                (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of the Borrower, copies of the unaudited balance sheets of the Borrower and of the Company as at the end of such quarter, and the related unaudited statements of operations and statements of Funds From Operations and estimated taxable income for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of the Company that the information contained in such financial statements fairly presents the financial position of the Borrower and of the Company on the date thereof (subject to year-end adjustments); provided, however, that for so long as the Borrower and the Company are filing form 10-Q with the SEC, the delivery of a copy thereof pursuant to paragraph (e) of this
(S)7.4 shall be deemed to satisfy this paragraph (b);

                (c) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of a statement of the Net Operating Income for such fiscal quarter for the Unencumbered Properties, prepared on a basis consistent with the statements furnished pursuant to (S)6.4(c) ,and certified by a Responsible Officer of the Company and, at the time of the annual financial statements referred to in subsection (a) above and at the time of quarterly financial statements referred to in subsection (b) above if requested by the Agent, a consolidating statement setting forth the Net Operating Income for such fiscal quarter for each Unencumbered Property listed by address;

                (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement in the form of Exhibit C hereto signed by a Responsible Officer of the Company and setting forth in reasonable detail computations evidencing compliance with the covenants contained herein and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

                (e) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Company, copies of the Form 10-K statement filed with the Securities and Exchange Commission ("SEC") for such fiscal year, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each fiscal quarter, copies of the Form 10-Q statement filed with the SEC for such fiscal quarter, provided that in either case if the SEC has granted an extension for the filing of such statements, Borrower shall deliver such statements to the Agent simultaneously with the filing thereof with the SEC;

                (f) promptly following the filing or mailing thereof, copies of all other material of a financial nature filed with the SEC or sent to the shareholders of the Company or to the limited partners of the Borrower and copies of all corporate press releases promptly upon the issuance thereof;

                (g) from time to time such other financial data and information as the Agent may reasonably request;

       (S)7.5.  Notices.

                (a) Defaults. The Borrower will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default under this Agreement) under any note, evidence of Indebtedness, indenture or other obligation to which or with respect to which the Borrower, Guarantor or any of the Related Companies is a party or obligor, whether as principal or surety, and if the principal amount thereof exceeds $5,000,000, and such default would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, the Borrower shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed default.

                (b) Environmental Events. The Borrower will promptly notify the Agent in writing of any of the following events: (i) upon Borrower's obtaining knowledge of any violation of any Environmental Law regarding an Unencumbered Property or any Real Estate or Borrower's operations which violation could have a Material Adverse Effect; (ii) upon Borrower's obtaining knowledge of any potential or known Release, or threat of Release, of any Hazardous Substance at, from, or into an Unencumbered Property or any Real Estate which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Unencumbered Property or which could have a Material Adverse Effect;
(iii) upon Borrower s receipt of any notice of violation of any Environmental Laws or of any Release or threatened Release of Hazardous Substances, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower's or any Person's operation of an Unencumbered Property or any Real Estate if the same would have a Material Adverse Effect, (3) contamination on, from or into an Unencumbered Property or any Real Estate if the same would have a Material Adverse Effect, or
(C) investigation or remediation of off-site locations at which Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (iv) upon Borrower's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which Borrower, Guarantor or any of the Related Companies may be liable or for which a lien may be imposed on an Unencumbered Property.

                (c) Notification of Liens Against Unencumbered Properties or Other Material Claims. The Borrower will, immediately upon becoming aware thereof, notify the Agent in writing of any Liens (except Permitted Liens) placed upon or attaching to any Unencumbered Properties or of any other setoff, claims (including environmental claims), withholdings or other defenses which could have a Material Adverse Effect.

                (d) Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Unencumbered Properties or affecting the Borrower, Guarantor or any of the Related Companies or to which the Borrower, Guarantor or any of the Related Companies is or is to become a party involving an uninsured claim (or as to which the insurer reserves rights) against the Borrower, Guarantor or any of the Related Companies that at the time of giving of notice could reasonably be expected to have a Materially Adverse Effect, and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower in an amount in excess of $1,000,000.

                (e) Notice of Rating Changes. The Borrower will immediately notify the Agent in writing of the occurrence of any change in the Moody's Rating or in the S&P Rating.

       (S)7.6. Existence; Maintenance of REIT Status; Maintenance of Properties. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a Maryland trust and its status as a self administered real estate investment trust under the Code and the existence of Borrower as a Pennsylvania limited partnership. The common stock of the Company will at all times be listed for trading on either the New York Stock Exchange or the American Stock Exchange. The Borrower will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises which in the judgment of the Borrower may be necessary to properly and advantageously conduct the businesses being conducted by it, the Company or any of the Related Companies. The Borrower (a) will cause all of the properties used or useful in the conduct of the business of Borrower, the Company or any of the Related Companies to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will continue to engage primarily in the businesses now conducted by it and in related businesses.

       (S)7.7. Insurance. With respect to the Real Estate Assets and other properties and businesses of Borrower, the Guarantors and the Related Companies, the Borrower will maintain or cause to be maintained insurance with financially sound and reputable insurers against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. With respect to the Unencumbered Properties, such insurance will include all risk casualty insurance for the replacement cost of all Buildings including loss of rents for 12 months and, to the extent available, flood insurance. Commercial general liability insurance shall include an excess liability policy with limits of at least $50,000,000.

       (S)7.8. Taxes. The Borrower will pay real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets before the same become delinquent, and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its other properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its properties; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

       (S)7.9. Inspection of Properties and Books. The Borrower shall permit the Banks, through the Agent or any of the Banks' other designated representatives, to visit and inspect any of the Unencumbered Properties, to examine the books of account of the Borrower, the Company and the Related Companies (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request.

       (S)7.10 Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will comply, and will cause each Guarantor and all Related Companies to comply, with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (b) the provisions of all applicable partnership agreements, charter documents and by-laws, (c) all agreements and instruments to which it is a party or by which it or any of its Real Estate Assets may be bound including the Leases, and (d) all applicable decrees, orders, and judgments except (with respect to (a) through (d) above) to the extent such non-compliance would not have a Material Adverse Effect. If at any time any permit or authorization from any governmental Person shall become necessary or required in order that the Borrower or any Guarantor may fulfill or be in compliance with any of its obligations hereunder or under any of the Loan Documents, the Borrower will immediately take or cause to be taken all reasonable steps within the power of the Borrower to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Banks with evidence thereof.

       (S)7.11. Use of Proceeds. Subject to the provisions of (S)2.5 hereof, the proceeds of the Loans shall be used by the Borrower for making Investments permitted by (S)8.2, repayment of other Indebtedness, payment of Distributions and for working capital and other purposes consistent with the covenants contained herein.

       (S)7.12. Discharges of Liens on Unencumbered Properties. A portion of the initial advance of Loans on the Facility Closing Date was used to repay in full and terminate the Borrower's line of credit in the maximum amount of $250,000,000 with General Electric Capital Corporation ("GECC") secured by Liens on approximately 100 of the Unencumbered Properties listed on Schedule 1.1 (the "GECC Line of Credit"). On or before June 30, 1997, the Borrower will cause to be delivered to the Agent (i) a written certification from the Title Insurance Company confirming that appropriate instruments discharging and terminating all Liens securing said line of credit have been recorded with the appropriate recording offices, (ii) a written certification from counsel to the Borrower confirming that all UCC financing statements in favor of GECC filed with respect to the GECC Line of Credit have been terminated, and (iii) UCC lien searches of the applicable public records disclosing no financing statements or other Liens (other than Permitted Liens) affecting any of the Unencumbered Properties.

       (S)7.13 Notices of Significant Transactions. The Borrower will notify the Agent in writing prior to the closing of any of the following transactions pursuant to a single transaction or a series of related transactions:

                (a) The sale or transfer of one or more Real Estate Assets for an aggregate sales price or other consideration of $10,000,000 or more.

                (b) The creation of a Lien on any one or more Real Estate Assets which, if the same were an Unencumbered Property, would have an aggregate Unencumbered Property Value (based on the most recently ended fiscal quarter for which financial statements have been provided pursuant to (S)7.4) of $10,000,000 or more.

                (c) The creation of Indebtedness of Borrower exceeding $10,000,000.

                (d) The sale or transfer of the ownership interest of Borrower or any of the Related Companies in any of the Related Companies or the Permitted Joint Ventures if the aggregate consideration received by the Borrower or the Related Companies in connection with such transaction exceeds $10,000,000.

Each notice given pursuant to this (S)7.13 shall be accompanied by a Compliance Certificate including an updated list of Unencumbered Properties and demonstrating in reasonable detail compliance, after giving effect to the proposed transaction, with the covenants contained in (S)9.1 through (S)9.10.

       (S)7.14. Further Assurance. The Borrower will cooperate with the Agent and the Banks and execute such further instruments and documents and perform such further acts as the Agent and the Banks shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

       (S)7.15. Environmental Indemnification. The Borrower covenants and agrees that it will indemnify and hold the Agent and each Bank harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Bank (including all reasonable costs of legal representation incurred by the Agent or any Bank, but excluding, as applicable, for the Agent or a Bank any claim, expense, damage, loss or liability as a result of the gross negligence or willful misconduct of the Agent or such Bank) relating to (a) any Release or threatened Release of Hazardous Substances on any Unencumbered Property or any Real Estate; (b) any violation of any Environmental Laws with respect to conditions at any Unencumbered Property or any Real Estate or the operations conducted thereon; or (c) the investigation or remediation of off-site locations at which the Borrower or its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances. It is expressly acknowledged by the Borrower that this covenant of indemnification shall survive the payment of the Loans and shall inure to the benefit of the Agent and the Banks, and their successors and assigns.

       (S)7.16. Response Actions. The Borrower covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Unencumbered Property or any other Real Estate if the same would have a Material Adverse Effect, the Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of such Unencumbered Property or Real Estate as necessary to comply with all Environmental Laws or to preserve the value of such Unencumbered Property or Real Estate to the extent necessary to avoid a Material Adverse Effect.

       (S)7.17. Employee Benefit Plans.

                (a) Representation. The Borrower and its ERISA Affiliates do not currently maintain or contribute to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan.

                (b) Notice. The Borrower will obtain the consent of the Agent prior to the establishment of any Employee Benefit Plan or Guaranteed Pension Plan by the Borrower or any ERISA Affiliate.

                (c) In General. Each Employee Benefit Plan maintained by the Borrower or any ERISA Affiliate will be operated in compliance in all material respects with the provisions of

ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

                (d) Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by the Borrower or an ERISA Affiliate which is an employee welfare benefit plan within the meaning of (S)3(1) or (S)3(2)(B) of ERISA, the Borrower, or the ERISA Affiliate, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

                (e) Multiemployer Plans. Without the consent of the Agent, the Borrower will not enter into, maintain or contribute to, any multiemployer Plan.

                (f) Unfunded or Underfunded Liabilities. The Borrower will not, at any time, have accruing unfunded or underfunded liabilities with respect to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability.

       (S)7.18 Required Interest Rate Contracts. Commencing on the Effective Date and thereafter until all Loans are paid in full and the Banks have no further obligation to make Loans hereunder, the Borrower shall maintain in effect Interest Rate Contracts in form reasonably satisfactory to the Agent covering that portion of Borrower's Variable Rate Indebtedness equal to the amount by which Borrower's Variable Rate Indebtedness exceeds 20% of Total Assets. Except for certain Interest Rate Contracts acquired by the Borrower prior to the date hereof and described on Schedule 7.18 which are hereby acknowledged to satisfy this (S)7.18 to the extent of a portion of Borrower's Variable Rate Indebtedness equal to the notional amount of said scheduled Interest Rate Contracts, and except as may otherwise be approved by the Requisite Banks, Interest Rate Contracts required hereby shall have the effect of fixing the interest rate on the applicable Variable Rate Indebtedness at an all-in rate not higher than ten percent (10%) per annum.

       (S)8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or the Banks have any obligation to make any Loans:

       (S)8.1 Restrictions on Recourse Indebtedness. Except with the prior written consent of the Requisite Banks, the Borrower will not, and the Borrower will not permit any Guarantor, any of the Related Companies or any Permitted Joint Venture to create, incur, assume, guarantee or become or remain liable, contingently or otherwise, or agree not to do any of same with respect to any Recourse Indebtedness other than:

                (a) Indebtedness to the Banks arising under any of the Loan Documents;

                (b) current liabilities of the Borrower incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or
(ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of (S)7.8;

                (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                (f) Indebtedness presently outstanding under the Subordinated Debenture Indenture consisting of the Subordinated Debentures in the aggregate amount of approximately $150,244,000 as of March 31,1997;

                (g) Indebtedness under unsecured term notes which may be hereafter issued by Borrower provided that the weighted average maturity date of all such Term Notes outstanding at any time shall not be earlier than four (4) years after the Facility Closing Date. If more than one issue or series of such Unsecured Term Notes is outstanding at any time, the foregoing weighted average maturity date shall be computed on an aggregate basis including all issues or series of such notes;

                (h) Indebtedness to The Prudential Insurance Company of America in the maximum amount of $28,000,000 maturing March 15, 2012 secured by a Lien on the Real Estate located at 7339 Industrial Boulevard, Upper Macungie Township, Pennsylvania leased to DSC Logistics;

                (i) Indebtedness to PNC Bank, National Association in the maximum amount of $48,000,000 subject to a provision limiting the Borrower's recourse liability to 35% of such Indebtedness maturing in January 2001 and secured by a Lien on Real Estate in Philadelphia, Pennsylvania leased to PNC Bank;

                (j) Indebtedness to America General Life Insurance which is recourse to the extent of $6,000,000 (out of total Indebtedness of $50,000,000) maturing in May, 2012 secured by Real Estate in North Carolina, South Carolina and Florida;

                (k) Recourse Indebtedness other than that described in other paragraphs of this (S)8.1 up to a maximum principal amount of $30,000,000 outstanding at any time.

       (S)8.2. Restrictions on Investments. The Borrower will not, and will not permit Guarantor, any of the Related Companies or any Permitted Joint Venture to make or permit to exist or to remain outstanding any Investment except Investments in:

                (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                (b) demand deposits, certificates of deposit, money market accounts, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 or repurchase obligations with a term of not more than 7 days with such banks for underlying securities of the type described in clause (a) of this (S)8.2;

                (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's and participations in short term commercial loans made to such corporations by a commercial bank which provides cash management services to the Borrower;

                (d) Investments existing or contemplated on the date hereof and listed on Schedule 8.2(d) hereto;

                (e) Investments made in the ordinary course of the Borrower's business, in (i) mortgages and notes receivable, (ii) Permitted Joint Ventures (to the extent permitted by (S)8.3), (iii) Interest Rate Contracts, or
(iv) undeveloped land provided that aggregate Investments in undeveloped land shall not at any time exceed 8% of Total Assets;

                (f) Investments in Permitted Acquisitions;

                (g) Investments in Permitted Developments which shall not exceed 25% of Total Assets; provided that within said aggregate limit Investments in Permitted Developments which are not Permitted Build-to-Suit Developments shall not exceed 15% of Total Assets.

       (S)8.3. Merger, Consolidation and Other Fundamental Changes. The Borrower will not, and will not permit the Company, any of the Related Companies or any Permitted Joint Venture to (i) become a party to any merger or consolidation, or (ii) agree to or effect any property acquisition or stock acquisition (other than Permitted Acquisitions in compliance with the other terms of this Agreement), or (iii) enter into any joint venture or invest in any Permitted Joint Venture unless prior to such transaction the Borrower has provided the Agent with a notice describing such transaction and, if the reasonably expected financial impact on the Borrower as reflected on its balance sheet arising from all transactions described in this
(S)8.3 shall exceed 15% of Total Assets, the Borrower shall have obtained the prior consent of the Requisite Banks provided, however, that this paragraph shall not be applicable to mergers or transfers among the Borrower's wholly-owned subsidiaries other than Guarantors. The Company will not acquire or own any material assets other than its partnership interest in Borrower.

       (S)8.4. Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, whereby the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower intends to use for substantially the same purpose as the property being sold or transferred. The Borrower will not permit the Company, any of the Related Companies or any Permitted Joint Venture to enter into any such arrangement.

       (S)8.5. Compliance with Environmental Laws. The Borrower will not do, and will not permit the Company, any of the Related Companies or any Permitted Joint Venture to do, any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Materials except for immaterial amounts of Hazardous Materials used in the routine maintenance and operation of the Real Estate and in compliance with applicable law, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Materials except in material compliance with Environmental Laws, (c) generate any Hazardous Materials on any of the Real Estate except in material compliance with Environmental Laws, or (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a Release.

       (S)8.6. Distributions. Borrower shall not permit the total Distributions by it and the Company during any fiscal year to exceed 90% of Funds from Operations for such year and shall not permit there to be more than two consecutive fiscal quarters during which the total Distributions by Borrower and the Company during each fiscal quarter exceed 100% of Funds from Operations for such fiscal quarter except that such limitations may be exceeded to the extent necessary for the Company to maintain its REIT status provided that the Company provides the Agent with a letter from its accountants or attorneys setting forth the basis for computation of the amount of such necessary excess Distributions. During any period when any Default or Event of Default has occurred and is continuing total Distributions by the Borrower and the Company will not exceed the minimum amount necessary for the Company to maintain its REIT status.

       (S)9. FINANCIAL COVENANTS OF THE BORROWER. The Borrower covenants and agrees as follows, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loan:

       (S)9.1. Value of All Unencumbered Properties. The Borrower will not at any time permit the Value of All Unencumbered Properties to be less than one hundred seventy five percent (175%) of (i) during the Initial Period, the outstanding balance of Unsecured Indebtedness, excluding the portion thereof which is Subordinated Indebtedness, or (ii) after the Initial Period, the outstanding balance of Unsecured Indebtedness.

       (S)9.2. Minimum Debt Service Coverage. The Borrower will not at any time permit the outstanding principal amount of the Loans to exceed an amount such that: (a) the Unencumbered Net Operating Income, divided by (b) Pro Forma Unsecured Debt Service Charges would be less than 1.5 for any fiscal quarter of Borrower, provided, however, that with respect to fiscal quarters ending during the Initial Period, Pro Forma Unsecured Debt Service Charges shall be computed excluding the debt service on the Subordinated Debentures as described in clause
(b) of the definition of Pro Forma Unsecured Debt Service Charges.

       (S)9.3. Total Liabilities to Total Assets. The Borrower will not at any time permit Total Liabilities to exceed sixty percent (60%) of Total Assets.

       (S)9.4. Total Liabilities minus Subordinated Indebtedness to Total Assets. The Borrower will not at any time permit Total Liabilities minus the outstanding balance of Subordinated Indebtedness to exceed fifty-five percent (55%) of Total Assets.

       (S)9.5. Maximum Secured Debt. The Borrower will not at any time permit the outstanding balance of Secured Indebtedness to exceed thirty percent (30%) of Total Assets.

       (S)9.6. Minimum Tangible Net Worth. The Borrower will not at any time permit the Tangible Net Worth of either the Borrower or the Company to be less than $450,000,000 plus 75% of Net Offering Proceeds.

       (S)9.7. Total Operating Cash Flow to Interest Expense. The Borrower will not permit the ratio of its Total Operating Cash Flow to Interest Expense to be less than: (i) 1.7 to 1.0 for any fiscal quarter ending during the Initial Period or (ii) 1.85 to 1.0 for any fiscal quarter ending after the Initial Period.

       (S)9.8. Total Operating Cash Flow to Senior Interest Expense. The Borrower will not permit the ratio of its Total Operating Cash Flow to Senior Interest Expense to be less than 2.2 to 1.0 for any fiscal quarter.

       (S)9.9. EBITDA to Fixed Charges. The Borrower will not permit the ratio of its EBITDA to Fixed Charges to be less than: (i) 1.6 to 1.0 for any fiscal quarter ending during the Initial Period or (ii) 1.75 to 1.0 for any fiscal quarter ending after the Initial Period.

       (S)9.10. Aggregate Occupancy Rate. The Borrower will not at any time permit the Aggregate Occupancy Rate to be less than eighty-five percent (85%).

       (S)10. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective when each of the following conditions precedent have been satisfied:

       (S)10.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Banks. Each Bank shall have received a fully executed copy of each such document prior to or on the Effective Date.

       (S)10.2. Certified Copies of Organization Documents; Good Standing Certificates. The Agent shall have received (i) a Certificate of the Company to which there shall be attached complete copies of the Borrower's Limited Partnership Agreement and its Certificate of Limited Partnership, certified as of a recent date by the Secretary of State of Pennsylvania, (ii) Certificates of Good Standing for the Borrower from the State of Pennsylvania and each State in which an Unencumbered Property is located, (iii) a copy of the Company's Declaration of Trust certified by the Maryland Secretary of State, (iv) Certificates of Good Standing for the Company from the State of Maryland and each State in which an Unencumbered Property is located, and (v) certificates of good standing and certificates from the Borrower with respect to the provisions of partnership agreements and certificates of limited partnership of the Guarantor Subsidiaries.

       (S)10.3. By-laws; Resolutions. All action on the part of the Borrower and each Guarantor necessary for the valid execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from the Company true copies of its by-laws and the resolutions adopted by its Board of Directors authorizing the transactions described herein, each certified by its secretary to be true and complete and in effect on the Effective Date.

       (S)10.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Company an incumbency certificate, dated as of the Effective Date, signed by a duly authorized officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Company (in its own capacity and as general partner on behalf of Borrower and on behalf of each Guarantor Subsidiary which is a partnership), each of the Loan Documents to which the Borrower or any Guarantor is or is to become a party; (b) to make Loan Requests and Conversion Requests; and (c) to give notices and to take other action on behalf of the Borrower under the Loan Documents.

       (S)10.5. Opinions of Counsel Concerning Organization and Loan Documents. Each of the Banks and the Agent shall have received favorable opinions from Borrower's counsel addressed to the Banks and the Agent and dated as of the Effective Date, in substantially the same form as the opinions delivered in connection with the Existing Agreement, copies of which are attached hereto as Exhibit D.

       (S)10.6. Payment of Fees. The Borrower shall have paid to the Agent the fees pursuant to (S)4.1 and shall have paid all other expenses as provided in
(S)15 hereof then outstanding.

       (S)11. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Loan, whether on or after the Effective Date, shall also be subject to the satisfaction of the following conditions precedent:

       (S)11.1. Representations True; No Event of Default; Compliance Certificate. Each of the representations and warranties of the Borrower and the Company contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and except to the extent that such representations and warranties relate expressly to an earlier date); the Borrower shall have performed and complied with all terms and conditions herein required to be performed by it or prior to the Drawdown Date of Such Loan; and no Default or Event of Default shall have occurred and be continuing on the date of any Loan Request or on the Drawdown Date of such Loan. Each of the Banks shall have received a Compliance Certificate of the Borrower signed by a Responsible Officer to such effect, which certificate will include, without limitation, computations evidencing compliance with the covenants contained in
(S)9.1 through (S)9.10 hereof after giving effect to such requested Loan.

       (S)11.2. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Bank would make it illegal for such Bank to make such Loan.

       (S)11.3. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

       (S)11.4. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be reasonably satisfactory in substance and in form to the Agent, and the Banks shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

       (S)12.   EVENTS OF DEFAULT; ACCELERATION; ETC.

       (S)12.1. Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                (a) the Borrower shall fail to pay any principal of the Loans within five (5) days after the same shall become due and payable;

                (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable;

                (c) the Borrower or the Company shall fail to comply with any of its covenants contained in (S)7.5, the first sentence of (S)7.6, (S)7.7,
(S)7.13, (S)8 or (S)9 hereof;

                (d) the Borrower or any Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this (S)12) for thirty (30) days after written notice of such failure from Agent to the Borrower;

                (e) any representation or warranty of the Borrower in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement, shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated, provided, however, that with respect to the representations and warranties of the Borrower contained in (S)6.2, (S)6.3,
(S)6.13, (S)6.18 and (S)6.21, if the condition or event making the representation and warranty false is capable of being cured by the Borrower, no enforcement action has been commenced against the Borrower or the applicable Unencumbered Property on account of such condition or event nor is the applicable Unencumbered Property subject to risk of forfeiture due to such condition or event, and the Borrower promptly commences the cure thereof after the Borrower's first obtaining knowledge of such condition or event, the Borrower shall have a period of thirty (30) days after the date that the Borrower first obtained knowledge of such condition or event during which the Borrower may cure such condition or event (or, if such condition or event is not reasonably capable of being cured within such thirty (30) day period, such additional period of time as may be reasonably required in order to cure such condition or event but in any event such period shall not exceed six (6) months from the date that the Borrower first obtained knowledge of such condition or event), and no Event of Default shall exist hereunder during such thirty (30) day or additional period so long as the Borrower continuously and diligently pursues the cure of such condition or event and the other conditions to such cure period have not changed;

                (f) the Borrower, the Company, any of the Related Companies or any Permitted Joint Venture shall fail to pay at maturity, or within any applicable period of grace, any Recourse Indebtedness, or shall fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing Indebtedness for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, and in any event, such failure shall continue for thirty
(30) days, unless the aggregate amount of all such defaulted Recourse Indebtedness plus the amount of any unsatisfied judgments described in paragraph (i) of this (S)12.1 is less than $30,000,000.00;

                (g) any of the Borrower, the Company or any Guarantor shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any substantial part of its properties or shall commence any case or other proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any such Person and such Person shall indicate its approval thereof, consent thereto or acquiescence therein or any of the events described in this paragraph shall occur with respect to any other Related Company or any Permitted Joint Venture and such event shall have a Material Adverse Effect;

                (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, the Company, or any Guarantor bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, the Company, or any Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted or any of the events described in this paragraph shall occur with respect to any other Related Company or any Permitted Joint Venture and such event shall have a Material Adverse Effect;

                (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Borrower that, with other outstanding uninsured final judgments, undischarged, against the Borrower, the Company or any of the Related Companies plus the amount of any defaulted Recourse Indebtedness under paragraph
(f) of this (S)12.1, exceeds in the aggregate $30,000,000.00;

                (j) if any of the Loan Documents or any material provision of any Loan Documents shall be unenforceable, cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

                (k) the Borrower or any Guarantor shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of the Borrower;

                (l) the Borrower shall fail to pay, observe or perform any term, covenant, condition or agreement contained in any agreement, document or instrument evidencing, securing or otherwise relating to any Indebtedness of the Borrower to any Bank (other than the Obligations) and/or relating to any Permitted Lien (other than the Obligations) within any applicable period of grace provided for in such agreement, document or instrument;

                (m) any "Event of Default", as defined in any of the other Loan Documents or in the Subordinated Debenture Indenture, shall occur;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Requisite Banks shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in (S)(S)12.1(g) or 12.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or action by the Requisite Banks.

       (S)12.2. Termination of Commitments. If any one or more Events of Default specified in (S)12.1(g) or (S)12.1(h) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, any Bank may by notice to the Borrower terminate the unused portion of its Commitment hereunder, and upon such notice being given such unused portion of its Commitment hereunder shall terminate immediately and such Bank shall be relieved of all further obligations to make Loans. No termination of such Bank's Commitment hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to such Bank arising under other agreements or instruments.

       (S)12.3. Remedies. In case any one or more of the Events of Default shall have occurred, and whether or not the Requisite Banks shall have accelerated the maturity of the Loans pursuant to (S)12.1, each Bank, if owed any amount with respect to the Loans, may, with the consent of the Requisite Banks, direct the Agent to proceed to protect and enforce the rights and remedies of the Agent and the Banks under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced and, if any amount shall have become due, by declaration or otherwise, to proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

       (S)12.4. Distribution of Enforcement Proceeds. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank as the case may be, receives any monies in connection with the enforcement of any of the Loan Documents, such monies shall be distributed for application as follows:

                (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Banks under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                (b) Second, to all other Obligations in such order or preference as the Requisite Banks may determine; provided, however, that distribution in respect of such Obligations shall be made among the Banks pro rata in accordance with each Bank's respective Commitment Percentage; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Requisite Banks and the Agent of all of the obligations, and to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

                (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are legally entitled thereto.

        (S)13. SETOFF. During the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower and any securities or other property of the Borrower in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than Indebtedness evidenced by the Notes held by such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank, and (b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by such Bank by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

       (S)14.   THE AGENT.

       (S)14.1. Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank.

       (S)14.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

       (S)14.3. No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

       (S)14.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Borrower. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank has been independently represented by separate counsel on all matters regarding this Agreement.

       (S)14.5. Payments.

                (a) A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank subject to the pro rata rights to repayment based upon the Commitment Percentage of each Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. Notwithstanding the foregoing, the Commitment Reduction Paydown and certain Fixed Rate Prepayment Fees shall be distributed on a non pro rata basis as provided in (S)2.2(b) and the commitment fees for the quarter which included the Commitment Reduction Date shall be paid as provided in (S)4.2.

                (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of (S)13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or to adjust promptly such Bank's outstanding principal and its pro rata Commitment Percentage as provided in
(S)2.1 hereof, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

       (d) If any amount which the Agent is required to distribute to the Banks pursuant to this (S)14.5 is actually distributed to any Bank on a date which is later than the first Business Day following the Agent's receipt of the corresponding payment from the Borrower, the Agent shall pay to such Bank on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such late distribution to such Bank, times
(iii) a fraction, the numerator of which is the number of days or portion thereof that elapsed from and including the second Business Day after the Agent's receipt of such corresponding payment from the Borrower to the date on which the amount so required to be distributed to such Bank actually is distributed, and the denominator of which is 365.

       (S)14.6. Holders of Notes. The Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder assignee or transferee.

       (S)14.7. Indemnity. The Banks ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by (S)15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

       (S)14.8. Agent as Bank. In its individual capacity, BankBoston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

       (S)14.9. Resignation. The Agent may resign at any time by giving sixty
(60) days, prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Requisite Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, appointment of such successor Agent shall be subject to the reasonable approval of the Borrower. If no successor Agent shall have been so appointed by the Requisite Banks and shall have accepted such appointment within thirty (30) days after the giving of notice of resignation or removal of the Borrower has disapproved or failed to approve a successor agent within such period, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A2/P2 or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

       (S)14.10. Notification of Defaults and Events of Default and other Notices. Each Bank hereby agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this (S)14.10, or upon it otherwise learning of the existence of a Default or an Event of Default, it shall promptly notify the other Banks of the existence of such Default or Event of Default. The Agent shall also promptly provide each Bank with a copy of any notices which the Agent receives from the Borrower pursuant to (S)7.5 or
(S)7.13.

       (S)14.11. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may, with the consent of the Requisite Banks (which consents may be obtained orally in emergency situations), and the Agent shall, if (a) so requested by the Requisite Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of the Loan Documents and exercise all or any such other legal and equitable and other rights or remedies as it may have. The Requisite Banks may direct the Agent in writing as to the method and the extent of any such enforcement actions, the Banks hereby agreeing to indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

       (S)14.12. Mandatory Resignation of Agent. In the event that the Agent enters into one or more Assignments pursuant to (S)18 having the effect of reducing the Agent's Commitment to less than $20,000,000 (which number will be reduced in proportion to any pro rata reduction in the Total Commitment pursuant to (S)2.2(c)) then the Agent shall promptly so notify the Banks. Upon the written request of any Bank whose Commitment exceeds that of the Agent, which written request is made within thirty (30) days after the Agent's notice that its Commitment is below such minimum level, the Agent shall be obligated to resign pursuant to (S)14.9. Further, the Agent shall be obligated to resign pursuant to (S)14.9 upon the written request made for cause by Banks whose aggregate Commitments constitute at least sixty-six percent (66%) of the Total Commitment excluding the Commitment of the Bank which is then the Agent hereunder.

       (S)15. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any taxes payable by the Agent or any of the Banks after the Facility Closing Date (the Borrower hereby agreeing to indemnify the Banks with respect thereto), (c) all title examination costs, appraisal fees, engineers', inspectors' and surveyors' fees, recording costs and the reasonable fees, expenses and disbursements of the Agent's counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, costs, expenses and disbursements of the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein including without limitation, the costs incurred by the Agent in connection with its inspection of the Unencumbered Properties, and the fees and disbursements of the Agent's counsel and the Borrower's legal counsel in preparing documentation, (e) the fees, costs, expenses and disbursements of the Agent incurred in connection with the syndication and/or participation of the Loans, (f) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers, surveyors or other experts retained by the Agent or any Bank in connection with any such enforcement proceedings) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the administration thereof after the occurrence of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or "workout" of the Loans), and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or the Bank's relationship with the Borrower, the Company, any Permitted Joint Venture or any of the Related Companies, (g) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, and (h) all costs incurred by the Agent in the future in connection with its inspection of the Unencumbered Properties. The covenants of this (S)15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

       (S)16. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and the Banks and the shareholders, directors, agents, officers, subsidiaries, and affiliates of the Agent and the Banks from and against any and all claims, actions or causes of action and suits whether groundless or otherwise, and from and against any and all Liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or which otherwise arise in connection with the financing including, without limitation except to the extent directly caused by the gross negligence or willful misconduct of a Bank or the Agent (but such limitation on indemnification shall only apply to the Agent or Bank being grossly negligent or committing willful misconduct), (a) any actual or proposed use by the Borrower of the proceeds of any of the Loans, (b) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower,
(c) the Borrower entering into or performing this Agreement or any of the other Loan Documents or (d) with respect to the Borrower and its respective properties, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to claims with respect to wrongful death, personal injury or damage to property), (e) any cost, claim liability, damage or expense in connection with any harm the Borrower may be found to have caused in the role of a broker, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Banks and the Agent shall each be entitled to select their own separate counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this (S)16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this
(S)16 shall survive the repayment of the Loans and the termination of the obligations of the Banks hereunder and shall continue in full force and effect as to the Banks so long as the possibility of any such claim, action, cause of action or suit exists.

       (S)17. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any Guarantor pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the making by the Banks of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or the Banks have any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Agent or any Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

       (S)18.   ASSIGNMENT; PARTICIPATIONS; ETC.

       (S)18.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent shall have given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, except that such consent shall not be needed with respect to an assignment from a Bank to either one of its Affiliated Banks or to another Bank hereunder, (b) each such assignment shall be of a portion of the assigning Bank's rights and obligations under this Agreement relating to a specified Commitment amount and Commitment Percentage, (c) each assignment shall be in an amount of not less than $10,000,000 that is a whole multiple of $1,000,000,
(d) each Bank either shall assign all of its Commitment and cease to be a Bank hereunder or shall retain, free of any such assignment, an amount of its Commitment of not less than $10,000,000, and (e) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit E hereto (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in (S)18.3, be released from its obligations under this Agreement. So long as no Default or Event of Default has occurred and is continuing, Borrower's consent shall also be required for any assignment to an Eligible Assignee which is not at the time a Bank hereunder or one of such Bank's Affiliated Banks provided that Borrower's consent shall not be unreasonably withheld or delayed and shall not be withheld unless Borrower simultaneously designates an alternative Eligible Assignee (approved by the Agent) who agrees to accept an assignment of the interest which the assigning Bank proposed to assign and pay to such assigning Bank a sum equal to the outstanding balance of principal and interest of Loans relating to the Commitment Percentage being assigned. During the Initial Period each of the Additional Commitment Banks shall retain, in addition to the $10,000,000 Commitment required by clause (d) of this (S)18.1, its Additional Commitment as set forth in Schedule 1.2. Any Assignment by any of the Additional Commitment Banks during the Initial Period shall be deemed to assign a portion of its Core Commitment. Assignments by BankBoston shall be exempt from the requirement in clause (c) above that assignments be in a Commitment amount which is a whole multiple of $1,000,000, the requirement that the effective date be at least five days after execution of the Assignment and Acceptance, the requirement for Borrower's consent and the prohibition on assignment of Additional Commitments and there shall be no registration fee with respect thereto under (S)18.3.

       (S)18.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in (S)6.4 and (S)7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as "Agent" on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance. Each of the Syndication Banks shall be subject to the provisions of this (S)18.2 to the same extent as though it were becoming a party to this Agreement as an assignee by entering into an Assignment and Acceptance with BankBoston effective on the Effective Date.

       (S)18.3 Register. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.00. The Agent may, without action by any other party, amend Schedules 1 and 1.2 hereof to reflect the recording of any such assignments.

       (S)18.4. New Notes. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its Loans hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes and that they do not constitute a novation, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this
(S)18.4, the Borrower shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, and that the Obligations evidenced by the new Notes have the same validity, enforceability and priority as if given on the Effective Date, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrower.

       (S)18.5. Participations. Each Bank may sell participations to one or more banks or other entities in a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents not to exceed forty-nine percent (49%) of its Commitment Percentage; provided that (a) the Agent shall have given its prior written consent to such participation, which consent shall not be unreasonably withheld or delayed, except that any Bank may sell participations to its Affiliated Banks without such consent, (b) each such participation, other than participations to its Affiliated Banks or to another Bank hereunder, shall be in an amount of not less than $10,000,000 that is a whole multiple of $1,000,000, (c) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and the Bank shall continue to exercise all approvals, disapprovals and other functions of a Bank, (d) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve the vote of the Bank as to waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, provided that all approvals affecting a Loan or this Agreement under this clause (d) shall be by a fifty-one percent (51%) vote of such Bank's Commitment Percentage, and (e) no participant which is not a Bank hereunder shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent. The Agent shall promptly advise the Borrower in writing of any such sale or participation.

       (S)18.6. Pledge by Lender. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under
(S)4 of the Federal Reserve Act, 12 U.S.C.(S)341.

No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

       (S)18.7. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks, and any such attempted assignment shall be null and void.

       (S)18.8. Disclosure. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder.

       (S)19. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, telefax or telex and confirmed by delivery via courier or postal service, addressed as follows:

                (a) if to the Borrower, at 65 Valley Stream Parkway, Malvern, PA 19355, Attention: Chief Financial Officer or at such other address for notice as the Borrower shall last have furnished in writing to the Agent; and

                (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Real Estate Department, and to 115 Perimeter Center Place, N.E., Suite 500, Atlanta, Georgia 30346, Attn: Lori Y. Litow, Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Borrower.

                (c) if to any Bank, at such Bank's address set forth on
Schedule 1, hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

       Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

       (S)20. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE

LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT BY IT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT ONLY IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT FOR ANY SUIT BY AGENT OR ANY BANK AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)19. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. IN ADDITION TO THE COURTS OF THE COMMONWEALTH OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY BANK MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL EXISTS AND THE BORROWER CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN (S)19.

       (S)21. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

       (S)22. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

       (S)23. ENTIRE AGREEMENT. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in (S)25.

       (S)24. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, AND THIS WAIVER INCLUDES, WITHOUT LIMITATION,

ANY DAMAGES PURSUANT TO M.G.L. C. 93A ET SEQ. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE AGENT OR ANY BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT OR SUCH BANK WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

       (S)25. CONSENTS, AMENDMENTS, WAIVERS, ETC. Any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Banks, and, in the case of amendments, with the written consent of the Borrower other than amendments to schedules made in the ordinary course as contemplated by this Agreement. Notwithstanding the foregoing, (i) the rate of interest on and the term or amount of the Notes, (ii) the amount of the Commitments of the Banks (other than changes in Commitments pursuant to Assignments under (S)18 or pursuant to reductions in the Total Commitment under
(S)2.2), (iii) the amount of any fee payable to a Bank hereunder, (iv) any provision herein or in any of the Loan Documents which expressly requires consent of all the Banks, (v) the funding provisions of (S)2.5 and (S)2.7 hereof, (vi) the rights, duties and obligations of the Agent specified in (S)14 hereof, and (vii) the definition of Requisite Banks, may not be amended without the written consent of each Bank affected thereby, nor may the Agent release the Borrower or any Guarantor from its liability with respect to the Obligations, without first obtaining the written consent of all the Banks. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

       (S)26. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

       (S)27.   ACKNOWLEDGMENTS. The Borrower hereby acknowledges that:
(i) neither the Agent nor any Bank has any fiduciary relationship with, or fiduciary duty to, the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents; (ii) the relationship in connection herewith between the Agent and the Banks, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor and (iii) no joint venture or partnership among any of the parties hereto is created hereby or by the other Loan Documents, or otherwise exists by virtue of the Facility or the Loans.

       IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

WITNESS:

                                       LIBERTY PROPERTY TRUST


/s/ James J. Bowes                     By:  /s/ George J. Alburger, Jr.
------------------------------            --------------------------------------
                                          George J. Alburger, Jr.
                                          Its Chief Financial Officer

                                       LIBERTY PROPERTY LIMITED
                                        PARTNERSHIP

                                       By: LIBERTY PROPERTY TRUST,
                                           its general partner

/s/ James J. Bowes                     By: /s/ George J. Alburger, Jr.
------------------------------            --------------------------------------
                                          George J. Alburger, Jr.
                                          Its Chief Financial Officer

                                       BANKBOSTON, N A.
                                           as Agent


/s/ [SIGNATURE APPEARS HERE]           By: /s/ Lori Y. Litow
------------------------------            --------------------------------------
                                          Lori Y. Litow
                                          Its Vice President

                                       BANKBOSTON, N.A.


/s/ [SIGNATURE APPEARS HERE]           By: /s/ Lori Y. Litow
--------------------------------          -------------------------------------
                                          Lori Y. Litow
                                          Its Vice President





Core Commitment:                                            $56,000,000

Additional Commitment:                                      $34,000,000

Commitment Percentage prior to Commitment Reduction Date:   27.6923%

Commitment Percentage after Commitment Reduction Date:      24.88889%


Notice Address:                   BankBoston, N.A.
                                  100 Federal Street
                                  Boston, MA 02110
                                  Attn: Real Estate Department

                                  With a copy to:

                                  BankBoston, N.A.
                                  115 Perimeter Center Place, N.E.
                                  Suite 500
                                  Atlanta, GA 30346
                                  Attn: Lori Y. Litow, Vice President

                                  Fax:  (770)390-8434 or 391-9811

                                       PNC BANK, NATIONAL ASSOCIATION


/s/ [SIGNATURE APPEARS HERE]           By: /s/ Robert C. Ballard
--------------------------------          ----------------------------------





Core Commitment:                                            $32,000,000

Additional Commitment:                                      $18,000,000

Commitment Percentage prior to Commitment Reduction Date:   15.38462%

Commitment Percentage after Commitment Reduction Date:      14.22222%


Notice Address:                   PNC Bank
                                  1600 Market Street
                                  30th Floor
                                  Philadelphia, PA 19103
                                  Attn: Robert C. Ballard

                                  Fax:  (215)585-5806

                                       DRESDNER BANK AG, NEW YORK AND
                                       GRAND CAYMAN BRANCHES


     Johannes Boeckmann
       Vice President                  By: /s/ Johannes Boeckmann
--------------------------------          --------------------------------------

       Michael A. Seton
    Assistant Vice President           By: /s/ Michael A. Seton
--------------------------------          --------------------------------------




Core Commitment:                                            $27,000,000

Additional Commitment:                                      $18,000,000

Commitment Percentage prior to Commitment Reduction Date:   13.84615%

Commitment Percentage after Commitment Reduction Date:      12%


Notice Address:                   Dresdner Bank AG
                                  75 Wall Street
                                  New York, New York 10005
                                  Attn: Johannes Boeckmann

                                  Fax:  (212)429-2781

                                       KEYBANK, NATIONAL ASSOCIATION


/s/ [SIGNATURE APPEARS HERE]           By: /s/ Michael Mitro
--------------------------------          --------------------------------------





Core Commitment:                                            $25,000,000

Additional Commitment:                                      $15,000,000

Commitment Percentage prior to Commitment Reduction Date:   12.30769%

Commitment Percentage after Commitment Reduction Date:      11.11111%


Notice Address:                   KeyBank, National Association
                                  127 Public Square
                                  6th Floor
                                  OH-01-270-0603
                                  Cleveland, OH 44114-1306
                                  Attn: Michael Mitro

                                  Fax:  (216)689-3566

                                       CORESTATES BANK, N.A.


                                       By:  /s/ Glenn W. Gallagher
-------------------------------           --------------------------------------
                                          Glenn W. Gallagher VP





Core Commitment:                                            $25,000,000

Additional Commitment:                                      $10,000,000

Commitment Percentage prior to Commitment Reduction Date:   10.76923%

Commitment Percentage after Commitment Reduction Date:      11.11111%


Notice Address:                   CoreStates Bank, N.A.
                                  FC 1-8-10-67
                                  1339 Chestnut Street
                                  Philadelphia, PA 19107-7618
                                  Attn: Glenn W. Gallagher

                                  Fax:  (215)786-6381

                                       CRESTAR BANK


/s/ [SIGNATURE APPEARS HERE]           By: /s/ James H. Getty
--------------------------------          --------------------------------------
                                           James H. Getty





Core Commitment:                                            $20,000,000

Additional Commitment:                                      $ 5,000,000

Commitment Percentage prior to Commitment Reduction Date:   7.69231%

Commitment Percentage after Commitment Reduction Date:      8.88889%


Notice Address:                   Crestar Bank
                                  Real Estate Finance Group
                                  8th Floor
                                  919 East Main Street
                                  Richmond, VA 23219
                                  Attn: James H. Getty

                                  Fax:  (804)782-7986

                                       SUMMIT BANK
WITNESS:


/s/ Robert F. Follet                   By: /s/ Amy L. Brown
--------------------------------          --------------------------------------
Robert F. Follet                          Amy L. Brown
Vice President                            Regional Vice President





Core Commitment:                                            $20,000,000

Additional Commitment:                                      $0

Commitment Percentage prior to Commitment Reduction Date:   6.15385%

Commitment Percentage after Commitment Reduction Date:      8.88889%


Notice Address:                   Summit Bank
                                  1800 Chapel Avenue West
                                  Cherry Hill, NJ 08002
                                  Attn: Amy L. Brown
                                  Fax:  (609)486-3717

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

                                       COMERICA BANK


/s/ [SIGNATURE APPEARS HERE]           By: /s/ Scott Helmer
--------------------------------          --------------------------------------
[SIGNATURE APPEARS HERE]                  Scott Helmer
                                          Account Officer




Core Commitment:                                            $20,000,000

Additional Commitment:                                      $0

Commitment Percentage prior to Commitment Reduction Date:   6.15385%

Commitment Percentage after Commitment Reduction Date:      8.88889%


Notice Address:                   Comerica Bank
                                  500 Woodward Avenue
                                  MC:3256
                                  Detroit, MI 48226
                                  Attn: Scott Helmer

                                  Fax:  (313)222-9295

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